EXHIBIT 99.1       PORTIONS HEREIN DENOTED WITH [**] HAVE BEEN OMITTED AND FILED
                  SEPARATELY WITH THE SEC UNDER A CONFIDENTIAL TREATMENT REQUEST

                  This MASTER INFORMATION TECHNOLOGY SERVICES AGREEMENT, dated as of November 1, 1999, is between New York and Presbyterian Hospital (doing business as NewYork-Presbyterian Hospital) and FCG Management Services, LLC.

                              W I T N E S S E T H:

                  WHEREAS, NYPH (as defined below) and Vendor (as defined below) have engaged in extensive negotiations and discussions that have culminated in the formation of the relationship described in this Agreement; and

                  WHEREAS, Vendor desires to provide to the NYPH (as defined below), and the NYPH desires to obtain from Vendor, the information technology services and related services described in this Agreement on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, for and in consideration of the agreements set forth below, NYPH and Vendor agree as follows:


ARTICLE 1         DEFINITIONS AND CONSTRUCTION.

                  1.01 DEFINITIONS. The following defined terms used in this Agreement shall have the meanings specified below:

         "AFFECTED EMPLOYEES" shall mean those NYPH employees identified in EXHIBIT 7.

         "AFFILIATE" shall mean, as to any entity, any other entity that, directly or indirectly, Controls, is Controlled by or is under common Control with such entity.

         "AGREEMENT" shall mean this Master Information Technology Services Agreement between NYPH and Vendor.

         "BANKRUPTCY LAWS" shall have the meaning set forth in SECTION 25.05.

         "BASE FEES" shall mean the fees payable by NYPH to Vendor with respect to each Contract Year as set forth in EXHIBIT 9, as adjusted each Contract Year as described in EXHIBIT 9.

         "BENCHMARKER" shall mean the third party designated by NYPH from time to time upon 30 days' notice to Vendor to conduct the Benchmarking Process.

         "BENCHMARKING PROCESS" shall mean the objective measurement and comparison process (utilizing baselines and standards agreed upon by NYPH and Vendor) established by NYPH and Vendor, which shall include an audit of the Service Levels to verify that the Service Levels measure the applicable performance criteria that the Parties intended to measure and that the Service Levels are being achieved.

         "BENCHMARK RESULTS" shall mean the final results of the Benchmarking Process delivered by the Benchmarker in a written report to each of NYPH and Vendor, including any supporting documentation requested by NYPH or Vendor to analyze the results of the Benchmarking Process.

         "BENCHMARK REVIEW PERIOD" shall mean the 30 day period following receipt by NYPH and Vendor of the Benchmark Results.

         "CENTURY COMPLIANT" shall mean, with respect to Software, Tools and Machines, that such Software, Tools and Machines shall be capable of accounting for all calculations using a century and date sensitive algorithm for the year 2000 notwithstanding the fact that the year 2000 is a leap year.

         "CHANGE(S)" shall mean any change to the Services, the Software used to provide the Services or the Machines used to provide the Services that would materially alter the functionality, performance standards or technical environment of the Software used to provide the Services or the Machines used to provide the Services, the manner in which the Services are provided, the composition of the Services or the cost to NYPH of the Services.

         "CHANGE CONTROL PROCEDURES" shall mean the written description of the change control procedures applicable to any Changes under this Agreement.

         "CHANGE IN CONTROL" shall mean, with respect to any entity, the (1) consolidation or merger of such entity with or into any third party (other than the consolidation or merger of such entity with a third party in which such entity is the survivor), (2) sale, transfer or other disposition of all or substantially all of the assets of such entity, (3) acquisition by any other party, or group of other parties acting in concert, including any acquisition pursuant to any consolidation or merger, of beneficial ownership of (a) 50 percent or more (or such lesser percentage that constitutes Control) of the outstanding voting securities or other ownership interests of such entity or (b) 30 percent or more of the outstanding voting securities or other ownership interests of such entity, if within one year after such acquisition there is a change in at least 50% of the members of the board of directors or similar governing body of such entity.

         "COMMENCEMENT DATE" shall mean November 16, 1999.

         "CONFIDENTIAL INFORMATION" of the NYPH Group or Vendor shall mean all information and documentation of the NYPH Group and Vendor, respectively, whether disclosed to or accessed by the NYPH Group or Vendor in connection with this Agreement, including (1) with respect to the NYPH Group, all NYPH Data and all information of the NYPH Group or its patients, personnel, customers, suppliers, contractors and other third parties doing business with the NYPH Group, (2) with respect to NYPH and Vendor, the terms of this Agreement and (3) any information developed by reference to or use of the NYPH Group's or Vendor's information; provided, however, that except to the extent otherwise provided by Law, the term "Confidential Information" shall not include information that (a) is independently developed by the recipient, as demonstrated by the recipient's written records, without violating the disclosing Party's proprietary rights, (b) is or becomes publicly known (other than through unauthorized disclosure), (c) is disclosed by the owner of such information to a third party free of any obligation of confidentiality, (d) is already known by the recipient at the time of disclosure, as demonstrated by the recipient's written records, and the recipient has no obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements between NYPH and Vendor entered into before the Commencement Date or (e) is rightfully received by a Party free of any obligation of confidentiality, provided that (i) such recipient has no knowledge that such information is subject to a confidentiality agreement and (ii) such information is not of a type or character that a reasonable person would have regarded it as confidential.

         "CONSENTS" shall mean the NYPH Consents and the Vendor Consents, collectively.

         "CONTRACT YEAR" shall mean, in the case of the first Contract Year, the period from the Commencement Date until December 31, 2000, and thereafter each 12-month period commencing upon the completion of the immediately preceding Contract Year.

         "CONTROL" shall mean, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise.


         "CRITICAL MILESTONES" shall have the meaning set forth in SECTION
         18.07.

         "CRITICAL MILESTONE CREDIT" shall have the meaning set forth in SECTION 18.07.

         "CRITICAL SERVICES" shall mean those services described as Critical Services in EXHIBIT 4.

         "DATA SAFEGUARDS" shall have the meaning set forth in SECTION 10.03.

         "DEDICATED PROJECT STAFF" shall mean the members of the Project Staff who (a) immediately prior to the Commencement Date were NYPH employees or (b) whose primary job responsibilities prior to the date of any determination consist of providing Services to the NYPH Group under this Agreement, except in the case of clause (b), any member of the Project Staff who (1) will be assigned to the NYPH Group account on a temporary basis or for project specific Services and (2) is identified to and approved by NYPH prior to the assignment.

         "DEFAULT CURE PERIOD" shall have the meaning set forth in SECTION
         25.03.

         "DEFAULT NOTICE" shall mean the NYPH Default Notice or the Vendor Default Notice, as applicable.

         "DEFERRAL MILESTONES" shall have the meaning set forth in SECTION
         18.07.

         "DEFERRAL MILESTONE AMOUNT" shall have the meaning set forth in SECTION 18.07.

         "DESIGNATED SERVICE LEVELS" shall mean the service levels and standards for the performance of the Designated Services as described in EXHIBIT 10.

         "DESIGNATED SERVICES" shall have the meaning set forth in SECTION 3.01.

         "DISCRETIONARY CAPITAL FEES" shall mean the fees payable by NYPH to Vendor with respect to each Contract Year as set forth in EXHIBIT 9 for projects to be performed during such Contract Year as identified in ATTACHMENT A of EXHIBIT 1, as such schedule may be amended with respect to each Contract Year in accordance with EXHIBIT 1.

         "DRP" shall mean a disaster recovery plan (also referred to in EXHIBIT 25 as the business recovery plan).

         "END DATE" shall have the meaning set forth in SECTION 27.02.

         "END-USERS" shall mean users of the Services, as specified by NYPH.

         "EXTENSION PERIOD" shall have the meaning set forth in SECTION 2.02.

         "FCG" shall mean First Consulting Group, Inc., a Delaware corporation.

         "FCG HOLDINGS" shall mean FCG Management Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of FCG.

         "FEES" shall mean the Base Fees, the Out-of-Scope Fees, the Discretionary Capital Fees, the Transition Fees and any other amounts payable by NYPH to Vendor pursuant to this Agreement.

         "FORCE MAJEURE EVENT" shall have the meaning set forth in SECTION
         17.02.

         "GOVERNMENTAL APPROVALS" shall mean the NYPH Governmental Approvals and the Vendor Governmental Approvals, collectively.

         "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, municipal, local, territorial, or other governmental department, regulatory authority, judicial or administrative body, whether domestic, foreign or international.

         "GOVERNANCE MODEL" shall mean the governance model set forth in EXHIBIT 11.

         "IMPROVED TECHNOLOGY" shall mean any information processing technology developments, including new developments in Software and Machines, that could reasonably be expected to have an impact on the NYPH Group's business, to the extent known and made available within or by Vendor.

         "INDEMNIFIED PARTY" shall have the meaning set forth in SECTION 28.03.

         "INDEMNIFYING PARTY" shall have the meaning set forth in SECTION 28.03.

         "INITIAL AGREEMENT EXPIRATION DATE" shall mean December 31, 2006.

         "INITIAL CUSTOMER SATISFACTION SURVEY" shall have the meaning set forth in SECTION 9.01.

         "INITIAL TERM" shall have the meaning set forth in SECTION 2.01.

         "INSOLVENCY EVENT" shall have the meaning set forth in SECTION 25.05.

         "INTEREST" shall mean the rate of interest from time to time announced by The Wall Street Journal as the prime rate plus 2 percent, but in no event to exceed the highest lawful rate of interest.

         "KEY PERSONNEL" shall mean the Vendor Account Manager and such other individuals specified in EXHIBIT 12 who are operational direct reports to the Vendor Account Manager.

         "LAW" shall mean any declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding restriction of or by any Governmental Authority.

         "LOSSES" shall mean any and all damages, fines, penalties, deficiencies, losses, liabilities (including settlements and judgments) and expenses (including interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts and professionals or other reasonable fees and expenses of litigation or other proceedings or of any claim, default or assessment).

         "MACHINES" shall mean computers and related equipment, including central processing units and other processors, controllers, modems, communications and telecommunications equipment (voice, data and video), cables, storage devices, printers, terminals, other peripherals and input and output devices, and other tangible mechanical and electronic equipment intended for the processing, input, output, storage, manipulation, communication, transmission and retrieval of information and data.

         "MANAGED AGREEMENT INVOICE(S)" shall mean any invoice submitted by third parties in connection with the Managed Agreements.

         "MANAGED AGREEMENTS" shall mean the third party agreements for which NYPH retains financial responsibility and that are set forth in EXHIBIT 3, as may be amended from time to time by NYPH.

         "MILESTONES" shall have the meaning set forth in SECTION 18.07.

         "NEW EQUIPMENT" shall mean any Machines or Software obtained by Vendor on behalf and at the expense of NYPH, as requested by NYPH pursuant to
         SECTION 3.08.

         "NEW INTELLECTUAL PROPERTY" shall mean the NYPH New Intellectual Property and the Vendor New Intellectual Property, collectively.

         "NYPH" shall mean New York and Presbyterian Hospital (doing business as NewYork- Presbyterian Hospital), a New York not-for-profit corporation.

         "NYPH AGENTS" shall mean the agents, subcontractors and representatives of the NYPH Group, other than Vendor and Vendor Agents.

         "NYPH BUDGET" shall mean the NYPH operating budget and capital budget for information technology services set forth in EXHIBIT 8, as updated by NYPH from time to time.

         "NYPH COMPETITOR" shall mean those entities listed in EXHIBIT 24, as may be amended from time to time by NYPH; provided that if Vendor objects to the addition of any new entity to such list, the Parties shall negotiate in good faith an appropriate resolution addressing the objections of Vendor.

         "NYPH CONSENTS" shall mean all licenses, consents, permits, approvals and authorizations that are necessary to allow (1) Vendor and Vendor Agents to use (a) the NYPH Group's owned and leased assets, (b) the services provided for the benefit of the NYPH Group under the NYPH Group's third party services contracts and (c) the NYPH Software and
         (2) Vendor to manage and administer the Managed Agreements pursuant to
         ARTICLE 7.

         "NYPH CONTRACT MANAGER" shall have the meaning set forth in SECTION
          6.01.

         "NYPH DATA" shall mean all data and information (1) submitted to Vendor or Vendor Agents by or on behalf of the NYPH Group, (2) obtained, developed or produced by Vendor or Vendor Agents in connection with this Agreement (other than data relating solely to Vendor's business or employees), or (3) to which Vendor or Vendor Agents have access in connection with the provision of the Services.

         "NYPH GOVERNMENTAL APPROVALS" shall mean all licenses, consents, permits, approvals and authorizations of any Governmental Authority, or any notice to any Governmental Authority, the granting of which is required by Law, relating to the NYPH Group's business or receipt of the Services.

         "NYPH GROUP" shall mean NYPH, Affiliates of NYPH and any of NYPH's sponsored and affiliated hospitals and other entities set forth in
         EXHIBIT 21, as such Exhibit may be updated by NYPH from time to time.

         "NYPH NEW INTELLECTUAL PROPERTY" shall mean (1) any Software or Tools, modifications or enhancements to Software or Tools and Related Documentation and any processes, methodologies, procedures and trade secrets developed pursuant to this Agreement by or on behalf of (a) Vendor and any member of the NYPH Group or NYPH Agents jointly, (b) Vendor Agents and any member of the NYPH Group or NYPH Agents jointly,
         (c) Vendor, Vendor Agents, any member of the NYPH Group and NYPH Agents jointly or (d) Vendor and/or Vendor Agents, if in the case of (d), such item was specifically commissioned for development by the NYPH Group pursuant to this Agreement and (2) Work Product.

         "NYPH PROPRIETARY SOFTWARE" shall mean the Software, including the Software set forth in EXHIBIT 5, and Related Documentation owned, acquired or developed by or on behalf of the NYPH Group, excluding in each case the Vendor New Intellectual Property, and used in connection with the provision of the Services.

         "NYPH PROPRIETARY TOOLS" shall mean the Tools and Related Documentation owned, acquired or developed by or on behalf of the NYPH Group, excluding in each case the Vendor New Intellectual Property, and used in connection with the provision of the Services.

         "NYPH SERVICE LOCATION(S)" shall mean any NYPH Group service location set forth in EXHIBIT 6 and any other service location owned or leased by any member of the NYPH Group for which Vendor has received NYPH's approval in accordance with SECTION 10.01.

         "NYPH SOFTWARE" shall mean the NYPH Proprietary Software and the NYPH Third Party Software.

         "NYPH THIRD PARTY SOFTWARE" shall mean the Software, including the Software set forth in EXHIBIT 5, and Related Documentation that is licensed or leased by the NYPH Group from a third party and used in connection with the provision of the Services.

         "NYPH THIRD PARTY TOOLS" shall mean the Tools and Related Documentation licensed or leased by the NYPH Group from a third party, and used in connection with the provision of the Services.

         "NYPH TOOLS" shall mean the NYPH Proprietary Tools and NYPH Third Party Tools.

         "OPERATING AGREEMENT" shall mean the Amended and Restated Operating Agreement of FCG Management Services, LLC dated November 8, 1999.

         "OUT-OF-SCOPE FEES" shall mean the fees for the Out-of-Scope Services as determined in accordance with SECTION 5.01.

         "OUT-OF-SCOPE SERVICE(S)" shall mean any service that is outside the scope of the Designated Services.

         "OUT-OF-SCOPE SERVICE LEVEL(S)" shall mean any service level established by Vendor and NYPH in connection with an Out-of-Scope Service.

         "PARTIES" shall mean NYPH and Vendor.

         "PARTY" shall mean either NYPH or Vendor, as the case may be.

         "PERFORMANCE CREDITS" shall mean the performance credits set forth in
         EXHIBIT 10.

         "PROCEDURES MANUAL" shall have the meaning set forth in SECTION 13.02.

         "PROJECT STAFF" shall mean the personnel of Vendor and Vendor Agents who provide the Services.

         "REGULATORY REQUIREMENTS" shall mean the Laws to which the NYPH Group is required to submit or voluntarily submits from time to time.

         "RELATED DOCUMENTATION" shall mean, with respect to Software and Tools, all materials, documentation, specifications, technical manuals, user manuals, flow diagrams, file descriptions and other written information that describes the function and use of such Software or Tools, as applicable.

         "RESIDUALS" shall have the meaning set forth in SECTION 14.05.

         "SERVICE LEVELS" shall mean the Designated Service Levels and the Out-of-Scope Service Levels, collectively.

         "SERVICE LOCATION(S)" shall mean any NYPH Service Location or Vendor Service Location, as applicable.

         "SERVICES" shall mean, collectively, the Designated Services, the Out-of-Scope Services and the Transition Services being provided by Vendor pursuant to this Agreement, and, during the Termination Assistance Period, the Termination Assistance Services.

         "SITE AGREEMENT" shall mean an agreement substantially in the form of
         EXHIBIT 2 relating to the provision of Services by Vendor to NYPH or other member of the NYPH Group.

         "SOFTWARE" shall mean the source code and object code versions of any applications programs, operating system software, computer software languages, utilities, other computer programs and Related Documentation, in whatever form or media, including the tangible media upon which such applications programs, operating system software, computer software languages, utilities, other computer programs and Related Documentation are recorded or printed, together with all corrections, improvements, updates and releases thereof.

         "STATEMENT OF WORK" shall mean the Statement of Work set forth in
         EXHIBIT 1.

         "SYSTEMS" shall mean the Software and the Machines, collectively, used to provide the Services.

         "TERM" shall mean the Initial Term and any renewal or extension of the Initial Term pursuant to SECTION 2.02.

         "TERMINATION ASSISTANCE PERIOD" shall mean a period of time designated by NYPH in the termination notice to Vendor, commencing on the date a determination is made by NYPH that there will be an expiration or termination of this Agreement and continuing for up to 12 months after the expiration or termination of this Agreement, during which Vendor shall provide the Termination Assistance Services in accordance with
         ARTICLE 27.

         "TERMINATION ASSISTANCE SERVICES" shall mean (1) the Services (and any replacements or substitutions therefor), to the extent NYPH requests such Services during the Termination Assistance Period, (2) Vendor's cooperation with the NYPH Group or another service provider designated by NYPH in the transfer of the Services to the NYPH Group or such other service provider in order to facilitate the transfer of the Services to the NYPH Group or such other service provider and (3) any Out-of-Scope Services requested by NYPH in order to facilitate the transfer of the Services to the NYPH Group or another service provider designated by NYPH.

         "TOOLS" shall mean any Software development and performance testing tools, know-how, methodologies, processes, technologies or algorithms and Related Documentation.

         "TRANSITION FEES" shall mean the fees payable by NYPH to Vender over the Term as set forth in EXHIBIT 9.

         "TRANSITION KEY PERSONNEL" shall have the meaning set forth in SECTION 4.01.

         "TRANSITION PLAN" shall mean the transition plan set forth in EXHIBIT
         13.

         "TRANSITION SCHEDULE" shall mean the schedule for the transition of services and functions to Vendor from the NYPH Group, as set forth in the Transition Plan.

         "TRANSITION SERVICES" shall have the meaning set forth in SECTION 4.01.

         "USE" shall mean the right to load, execute, store, transmit, display, copy, maintain, modify, enhance, create derivative works, make and have made.

         "VENDOR" shall mean FCG Management Services, LLC, a Delaware limited liability company.

         "VENDOR ACCOUNT MANAGER" shall have the meaning set forth in SECTION 12.01(1).

         "VENDOR AGENTS" shall mean the agents, subcontractors and representatives of Vendor.

         "VENDOR CONSENTS" shall mean all licenses, consents, permits, approvals and authorizations that are necessary to allow (1) Vendor and Vendor Agents to use (a) the Vendor Software and Tools, (b) any assets owned or leased by Vendor and (c) any third party services retained by Vendor to provide the Services during the Term and the Termination Assistance Period, (2) Vendor and Vendor Agents to assign to the NYPH Group the New Intellectual Property and (3) the NYPH Group and NYPH Agents to Use the Vendor Third Party Software and Vendor Third Party Tools (except in each case, the Vendor Excluded Products) after the expiration or termination of this Agreement.

         "VENDOR EXCLUDED PRODUCTS" shall mean the Vendor Software, Vendor Tools and Vendor Machines identified as Vendor Excluded Products on EXHIBIT 19, as may be amended by the Parties from time to time.

         "VENDOR NEW INTELLECTUAL PROPERTY" shall mean any Software or Tools, modifications or enhancements to Software or Tools and Related Documentation and any processes, methodologies, procedures and trade secrets developed solely by Vendor and/or Vendor Agents pursuant to this Agreement, excluding the NYPH New Intellectual Property.

         "VENDOR EMPLOYMENT DATE" shall have the meaning set forth in EXHIBIT
          18.

         "VENDOR GOVERNMENTAL APPROVALS" shall mean all licenses, consents, permits, approvals and authorizations of any Governmental Authority, or any notice to any Governmental Authority, the granting of which is required by Law, relating to Vendor's business or the provision of the Services.

         "VENDOR MACHINES" shall mean those Machines leased or owned by Vendor and Vendor Agents that are used by Vendor and Vendor Agents to provide the Services, including those Machines set forth on EXHIBIT 19.

         "VENDOR PROPRIETARY SOFTWARE" shall mean the Software and Related Documentation owned, acquired or developed by or on behalf of Vendor, excluding in each case the NYPH New Intellectual Property, and used in connection with the Services or with any NYPH Software.

         "VENDOR PROPRIETARY TOOLS" shall mean the Tools and Related Documentation owned, acquired or developed by or on behalf of Vendor, excluding in each case the NYPH New Intellectual Property, and used in connection with the provision of the Services.

         "VENDOR SERVICE LOCATION(S)" shall mean any Vendor service location set forth in EXHIBIT 6 and any other service location approved by NYPH pursuant to SECTION 10.01.

         "VENDOR SOFTWARE" shall mean the Vendor Proprietary Software and the Vendor Third Party Software.

         "VENDOR THIRD PARTY SOFTWARE" shall mean the Software and Related Documentation licensed, leased or otherwise obtained by Vendor from a third party that is used in connection with the Services or with any NYPH Software.

         "VENDOR THIRD PARTY TOOLS" shall mean the Tools and Related Documentation licensed, leased or otherwise obtained by Vendor from a third party and used in connection with the provision of the Services.

         "VENDOR TOOLS" shall mean the Vendor Proprietary Tools and Vendor Third Party Tools.

         "WORK PRODUCT" shall mean literary works or other works of authorship created under this Agreement, including manuals, training materials and documentation, but excluding Software, Tools and Related Documentation.

         1.02 INCORPORATION AND REFERENCES. In this Agreement and the Exhibits to this Agreement:

(1) the Exhibits to this Agreement are hereby incorporated into and deemed part of this Agreement and all references to this Agreement shall include the Exhibits to this Agreement;

(2) references to an Exhibit, Section or Article shall be to such Exhibit to, or Section or Article of, this Agreement unless otherwise provided;

(3) references to any Law shall mean references to such Law in changed or supplemented form or to a newly adopted Law replacing a previous Law; and

(4) references to and mentions of the word "including" or the phrase "E.G." shall mean "including, without limitation."

         1.03 HEADINGS. The Article and Section headings, Table of Contents and Table of Exhibits are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

         1.04 INTERPRETATION OF DOCUMENTS. Except as otherwise expressly set forth in the body of this Agreement or in any of the Exhibits, in the event of a conflict between the provisions in the body of the this Agreement and the Exhibits, the provisions in the body of this Agreement shall prevail.


ARTICLE 2          TERM.

         2.01 INITIAL TERM. The initial term of this Agreement shall commence on the Commencement Date and continue until 23:59 (Eastern Time) on the Initial Agreement Expiration Date, or such earlier date upon which this Agreement may be terminated in accordance with its terms (the "INITIAL TERM").

         2.02 RENEWAL AND EXTENSION. Unless this Agreement is terminated earlier pursuant to ARTICLE 25, NYPH shall notify Vendor at least 180 days prior to the Initial Agreement Expiration Date or the end of the applicable Extension Period, as the case may be, as to whether NYPH desires to renew this Agreement. If NYPH provides Vendor with notice that it does not desire to renew this Agreement, this Agreement shall expire on the Initial Agreement Expiration Date or the end of the applicable Extension Period, as the case may be. If NYPH provides Vendor with notice that it desires to renew this Agreement and the Parties have not agreed on the terms and conditions applicable to the renewal of this Agreement 60 days prior to the Initial Agreement Expiration Date or the end of the applicable Extension Period, as the case may be, then the term of this Agreement shall extend, at the option of NYPH, for up to three additional terms of 12 months per term (each such additional 12-month term, an "EXTENSION PERIOD"), at the charges, terms and conditions in effect as of the Initial Agreement Expiration Date or the end of the applicable Extension Period, as the case may be, subject to an appropriate cost of living adjustment to the Fees as agreed to by the Parties.


ARTICLE 3          SERVICES, ETC.

         3.01 DESIGNATED SERVICES. Commencing on the Commencement Date and continuing throughout the Term, Vendor shall be responsible pursuant to Site Agreements for providing to NYPH and the members of the NYPH Group, as directed by NYPH:

(1) the services, functions and responsibilities described in this Agreement (including the services, functions, responsibilities and projects described in the Statement of Work but excluding any services, functions, responsibilities and projects identified as being provided by third parties who are not Vendor Agents);

(2) the services, functions and responsibilities being performed prior to the Commencement Date by the Affected Employees, even if such services, functions or responsibilities are not specifically described in this Agreement; provided that any such service, function or responsibility is similar or related to the services, functions and responsibilities described in the Statement of Work; and

(3) any services, functions or responsibilities not specifically described in this Agreement, but which are required for the proper performance and delivery of the Services (clauses (1) through (3) of this Section, collectively, the "DESIGNATED SERVICES").

Subject to the provisions of SECTION 3.07, ARTICLE 18 and SECTION 25.01, Vendor shall increase or decrease the amount of the Services according to the NYPH Group's request for the Services.

         3.02 IMPROVED TECHNOLOGY. In providing the Services to the NYPH Group, Vendor shall (1) jointly with NYPH, identify the least cost/highest benefit methods to implement technology changes and proven methodologies and, upon NYPH's approval and at NYPH's expense, implement technology changes and proven methodologies, (2) maintain a level of technology at the NYPH Group that allows the NYPH Group to take advantage of technological advances in order to remain competitive in the markets which the NYPH Group serves consistent with the Fees and the NYPH Budget, (3) provide to NYPH Improved Technology for NYPH's evaluation in connection with the Services and (4) meet with NYPH at least once during every 60 day period during the Term in accordance with the procedures agreed upon by the NYPH Contract Manager and the Vendor Account Manager to inform NYPH of any new information processing technology Vendor is developing or information technology trends and directions of which Vendor is otherwise aware that could reasonably be expected to have an impact on the NYPH Group's business.

         3.03 LICENSES AND PERMITS. Vendor shall obtain and maintain all Vendor Governmental Approvals. NYPH shall obtain and maintain all NYPH Governmental Approvals.

         3.04 CHANGES IN LAW AND REGULATIONS.

(1) Each Party shall promptly identify and notify the other of any changes in Law, including, in the case of NYPH, Regulatory Requirements, that may relate to the NYPH Group's use of the Services or Vendor's delivery of the Services. Vendor and NYPH shall work together to identify the impact of such changes on how the NYPH Group uses, and Vendor delivers, the Services. Each Party shall be responsible for any fines and penalties arising from its own noncompliance with any Law relating to the delivery or use of the Services.

(2) Subject to the provisions of this Section, Vendor's obligations to perform the Services under this Agreement shall apply even in the event of any changes in Law, including Regulatory Requirements. If such changes prevent Vendor from performing its obligations under this Agreement, Vendor shall develop and, upon NYPH's approval, implement a suitable workaround until such time as Vendor can perform its obligations under this Agreement without such workaround; provided, however, that if such workaround results in an increase in the charges to NYPH under this Agreement or a material increase in any retained costs or expenses of NYPH, then NYPH shall have the right to terminate the affected portion of the Services without regard to SECTION 25.03 and SECTION 25.04. Upon the implementation of such workaround, the Parties shall negotiate and implement an appropriate adjustment to the applicable Fees.

         3.05 TECHNICAL ARCHITECTURE AND PRODUCT STANDARDS. Vendor shall comply with NYPH's information management technical architecture and product standards set forth in EXHIBIT 14, which shall be updated in accordance with the Statement of Work.

         3.06 KNOWLEDGE SHARING. Upon NYPH's request, Vendor shall meet with representatives of the NYPH Group in order to (1) provide information and training to the NYPH Group with respect to the Systems and Services in accordance with the Statement of Work, (2) explain how the Systems work and should be operated, (3) explain how the Services are provided and (4) provide such documentation as is reasonably available for the NYPH Group to understand and operate the Systems and understand and provide the Services after the expiration or termination of this Agreement.

         3.07 INSOURCING. Upon at least 60 days' notice to Vendor and subject to the applicable provisions of ARTICLE 18, NYPH may insource, obtain from a third party or otherwise reduce all, or any portion, of the Services; provided that in no event shall the Base Fees payable in any Contract Year as a result thereof be less than (1) the lesser of (a) 90% of the Base Fees for the first Contract Year and (b) 90% of the Base Fees for the Contract Year immediately preceding the Contract Year in which the reduction of Services will take place or (2) 75% of the Base Fees for the First Contract Year. No action taken by NYPH permitted by this SECTION 3.07 shall be considered a termination, in whole or in part, of this Agreement.

         3.08 PROCUREMENT. At NYPH's request and in accordance with the Procedures Manual, Vendor shall obtain on behalf of NYPH any New Equipment. Vendor shall (1) use commercially reasonable efforts to identify suppliers with the most favorable terms (including the lowest cost) available to Vendor for any New Equipment and (2) upon NYPH's request, acquire the New Equipment on NYPH's behalf. Vendor shall, upon NYPH's request, (a) purchase the New Equipment on behalf of NYPH, (b) lease, or arrange for a third party to lease such New Equipment to NYPH or (c) license, or arrange for a third party to license such New Equipment to NYPH. NYPH shall pay to Vendor, the supplier, third party lessor or third party licensor, as applicable, the purchase, lease or license fees, as applicable, in respect of the New Equipment. Except as otherwise agreed in writing by the Parties or as otherwise provided in this Agreement all rights in and title to any New Equipment purchased by Vendor on behalf of NYPH and paid for by NYPH shall belong to NYPH.

         3.09 REPORTS. Vendor shall provide to NYPH, in a form acceptable to NYPH, the on-line, graphical performance, utilization and status reports set forth in EXHIBIT 16.


ARTICLE 4          TRANSITION.

         4.01 TRANSITION SERVICES. Vendor shall perform all functions and services necessary to accomplish the transition of the NYPH Group's information technology operations and capabilities to Vendor on or before the applicable dates set forth in the Transition Plan (the "TRANSITION SERVICES"). The Transition Services shall be performed in accordance with the Transition Plan and without causing a material disruption to the NYPH Group's business. Within 10 days of the Commencement Date, Vendor shall designate an individual for each of the NYPH Group's facilities and functions being transitioned in accordance with this Agreement who shall be responsible for managing and implementing the Transition Services with respect to such functions or services (the "TRANSITION KEY PERSONNEL"). Until the completion of the applicable Transition Services, each Transition Key Personnel shall review with the NYPH Contract Manager the status of the Transition Services for which that individual is responsible as often as may be reasonably requested by the NYPH Contract Manager. Vendor shall not replace or reassign any Transition Key Personnel prior to completion of the applicable Transition Services unless NYPH consents to such reassignment or replacement or such Transition Key Personnel (i) voluntarily resigns from Vendor, (ii) is dismissed by Vendor, (iii) fails to perform his or her duties and responsibilities pursuant to this Agreement or
(iv) dies or is unable to work due to his or her disability. If NYPH decides that any Transition Key Personnel should not continue in that position, then NYPH may in its sole discretion and upon notice to Vendor, subject to applicable Law, require removal of such Transition Key Personnel from the Project Staff. Vendor shall, as soon as reasonably practicable, replace such Transition Key Personnel.

         4.02 EXTENSIONS TO THE TRANSITION SCHEDULE.

(a) In the event NYPH and Vendor agree to extend the Transition Schedule, NYPH and Vendor may negotiate an appropriate adjustment to the Fees.

(b) In the event NYPH or Vendor incurs costs in connection with the extension of the Transition Schedule for which the other Party is responsible pursuant to this Section, the Party incurring the costs shall be obligated to use all commercially reasonable efforts to minimize such costs.

         4.03 SHUT-DOWN SERVICES. Upon NYPH's request and the consent of the applicable member of the NYPH Group, Vendor shall administer and manage the closing of any NYPH Group facilities or disposal of any NYPH Group assets in connection with the functions and services being transitioned to Vendor in accordance with this Agreement. In connection with such disposal, Vendor shall, upon NYPH's request, identify and solicit, upon terms and prices no less favorable to NYPH than Vendor would obtain for its own account, purchasers of NYPH Group's assets used in connection with the applicable functions or services. All proceeds from assets disposed of pursuant to this Section shall be paid to NYPH.


ARTICLE 5          OUT-OF-SCOPE SERVICES.

         5.01 OUT-OF-SCOPE SERVICES. NYPH may from time to time during the Term request that Vendor perform an Out-of-Scope Service. Upon receipt of such a request from NYPH, Vendor shall provide NYPH with a written proposal for such Out-of-Scope Service which shall include: (1) a description of the services, function and responsibilities Vendor anticipates performing in connection with such Out-of-Scope Service; (2) a schedule for commencing and completing such Out-of-Scope Service; (3) Vendor's prospective fees for such Out-of-Scope Service, including a detailed breakdown of such fees; (4) when appropriate, a description of any new Software or Machines to be provided by Vendor in connection with such Out-of-Scope Service; (5) when appropriate, the Software and Machines and run-time requirements necessary to develop and operate any new Software; (6) a description of the human resources necessary to provide the Out-of-Scope Service; (7) when appropriate, a list of any existing Software or Machines included in or to be used in connection with such Out-of-Scope Service;
(8) when appropriate, acceptance test criteria and procedures for any new Software or any products, packages or services; and (9) such other information requested by NYPH. Vendor shall not begin performing any Out-of-Scope Service until NYPH Contract Manager has provided Vendor with authorization to perform the Out-of-Scope Service from the NYPH Contract Manager and the Parties have amended the applicable Site Agreement, if appropriate, or with respect to any new member of the NYPH Group, have executed a new Site Agreement.

         5.02 THIRD PARTY SERVICES. Notwithstanding any request made to Vendor by NYPH pursuant to SECTION 5.01 or any other provision in this Agreement, NYPH shall have the right to contract with a third party to perform any Out-of-Scope Service. Upon NYPH's request, Vendor shall assist NYPH in identifying qualified third party suppliers to provide Out-of-Scope Services. In the event NYPH contracts with a third party to perform any Out-of-Scope Service, Vendor shall cooperate in good faith with the NYPH Group and any such third party, to the extent reasonably required in good faith by NYPH.

         5.03 ADDITIONAL BUSINESS UNITS. NYPH reserves the right to add business units to this Agreement. NYPH shall share such information with Vendor as may be necessary for Vendor to determine which resources will be required to meet the NYPH Group's needs. NYPH shall not be obligated to obtain the Services from Vendor with respect to any additional entity or business unit or pursuant to an acquisition.


ARTICLE 6          NYPH RESPONSIBILITIES.

         6.01 NYPH CONTRACT MANAGER. NYPH shall appoint an individual (the "NYPH CONTRACT MANAGER") who from the date of this Agreement shall serve as the primary NYPH representative under this Agreement. The NYPH Contract Manager shall (1) have overall responsibility for managing and coordinating the performance of NYPH's obligations under this Agreement and (2) be authorized to act for and on behalf of the NYPH Group with respect to all matters relating to this Agreement. Notwithstanding the foregoing, the NYPH Contract Manager may, upon notice to Vendor, delegate such of his or her responsibilities to other NYPH employees, as the NYPH Contract Manager deems appropriate.

         6.02 NYPH OBLIGATIONS. Commencing on the Commencement Date and continuing throughout the term, NYPH shall be responsible for (a) fulfilling the duties, functions and responsibilities expressly identified as NYPH responsibilities in this Agreement (including those expressly identified as NYPH responsibilities in the Statement of Work), and (b) advocating that other members of the NYPH Group fulfill their respective duties, functions and responsibilities under this Agreement (including the Statement of Work). In the event any member of the NYPH Group does not fulfill its respective duties, functions or responsibilities under this Agreement, the Parties will negotiate in good faith to make appropriate changes to this Agreement

         6.03 NYPH RESOURCES. Commencing on the Commencement Date and continuing for so long as Vendor requires the same for the performance of the Services, the NYPH Group shall provide to Vendor, at no charge to Vendor and subject to
SECTION 6.04, the following:

(1) the use of the space in the NYPH Group's premises that was utilized by the Affected Employees as of the Commencement Date and any additional space in the NYPH Group's premises that Vendor may from time to time reasonably require in connection with the performance of the Services (in accordance with each member of the NYPH Group's respective policy and past practices), together with office furnishings, telephone equipment and services, janitorial services, utilities (including air conditioning), maintenance services and any additions or modifications to such (in accordance with each member of the NYPH Group's respective policy and past practices) as reasonably required by Vendor from time to time in order to perform the Services in accordance with the Service Levels in connection with the performance of the Services; provided that (a) the Parties shall review and adjust the space provided to Vendor as appropriate from time to time based upon the size of

         Project Staff among other appropriate factors and (b) the members of the NYPH Group shall retain the right to allocate the use of space on such members' premises, including that used by Vendor, in accordance with its overall institutional needs and requirements; and

(2) for use by the Project Staff on the NYPH Group's premises, those personal computers, workstations, terminals, printers and other equipment utilized by the Affected Employees as of the Commencement Date. All equipment provided by the NYPH Group shall remain the property of the NYPH Group or its lessor and the NYPH Group shall be financially responsible for maintaining such equipment as reasonably required. NYPH approved upgrades for such equipment recommended by Vendor will be funded by NYPH in accordance with the NYPH Budget. Vendor shall be responsible for maintaining the Vendor Machines.

         6.04 USE OF NYPH FACILITIES. Except as expressly provided in this Agreement, Vendor shall use the NYPH Service Locations for the sole and exclusive purpose of providing the Services. Use of such facilities by Vendor does not constitute a leasehold interest in favor of Vendor or any of Vendor's customers.

(1) Vendor shall use the NYPH Service Locations in a reasonably efficient manner. Vendor shall not operate the space in a manner that unnecessarily increases facility costs incurred by the NYPH Group.

(2) Vendor and Vendor Agents shall keep the NYPH Service Locations in good order, not commit or permit waste or damage to such facilities, not use such facilities for any unlawful purpose or act and comply with all of NYPH's standard policies and procedures as in effect from time to time, including and procedures for the physical security of the NYPH Service Locations.

(3) Vendor shall permit NYPH and NYPH Agents to enter into those portions of the NYPH Service Locations occupied by Vendor's staff at any time.

(4) Vendor shall not make any improvements or changes involving structural, mechanical or electrical alterations to the NYPH Service Locations without NYPH's approval.

(5) When the NYPH Service Locations are no longer required for performance of the Services, Vendor shall return such locations to NYPH in substantially the same condition as when Vendor began using such locations, ordinary wear and tear and NYPH approved alterations excepted.


ARTICLE 7          CONTRACT ADMINISTRATION.

         7.01 MANAGED AGREEMENTS.

(1) Vendor shall manage, administer and maintain the Managed Agreements. Vendor shall provide NYPH with reasonable notice of any renewal, termination or cancellation dates and fees with respect to the Managed Agreements. Vendor shall not renew, modify, terminate or cancel, or request or grant any consents or waivers under, any Managed Agreements without the consent of the appropriate member of the NYPH Group. Any fees or charges or other liability or obligation imposed upon NYPH in connection with (a) any such renewal, modification, termination or cancellation of, or consent or waiver under, the Managed Agreements, obtained or given without NYPH's consent, or (b) Vendor's failure to comply with the terms of the Managed Agreements shall be paid or discharged, as applicable, by Vendor unless, in each case, NYPH subsequently ratifies Vendor's actions with respect to the Managed Agreements.

(2) The Parties shall use commercially reasonable efforts to secure, as soon as reasonably practicable, copies of the Managed Agreements. NYPH shall reimburse Vendor for any material incremental third party costs incurred by Vendor and not otherwise contemplated by the Base Fees with respect to (i) any Managed Agreements for which the Parties are unable to obtain copies, to the extent such incremental costs are a result of such failure to obtain copies or (ii) any third party agreement added to EXHIBIT 3 after the date hereof, to the extent such incremental costs are a result of the failure of the Parties to include such agreement on EXHIBIT 3.

         7.02 MANAGED AGREEMENT INVOICES. Vendor shall (1) receive all Managed Agreement Invoices, (2) review and correct any errors in any such Managed Agreement Invoices in a timely manner and (3) submit such Managed Agreement Invoices to NYPH within a reasonable period of time following receipt by Vendor of such Managed Agreement Invoices. NYPH shall pay the Managed Agreement Invoices received and approved by Vendor. NYPH shall only be responsible for payment of the Managed Agreement Invoices and shall not be responsible to Vendor for any management, administration or maintenance fees of Vendor in connection with the Managed Agreement Invoices. NYPH shall be responsible for any late fees in respect of the Managed Agreement Invoices, provided that Vendor submitted the applicable Managed Agreement Invoices to NYPH for payment within a reasonable period of time following receipt by Vendor of such Managed Agreement Invoices. If Vendor fails to submit a Managed Agreement Invoice to NYPH for payment in accordance with the preceding sentence, Vendor shall be responsible for any discount not received or any late fees in respect of such Managed Agreement Invoice.

         7.03 PERFORMANCE UNDER MANAGED AGREEMENTS. Each party shall promptly notify the other Party of any breach of, or misuse or fraud in connection with, any Managed Agreements of which the notifying Party becomes aware and shall cooperate with the other Party to prevent or stay any such breach, misuse or fraud. Each Party shall pay all amounts due for any penalties or charges (including amounts due to a third party to the extent caused by such Party's failure to promptly notify the other Party pursuant to the preceding sentence), associated taxes, legal expenses and other incidental expenses incurred by such Party as a result of such Party's non-performance of its obligations under this Agreement with respect to the Managed Agreements.


ARTICLE 8          SERVICE LEVELS.

         8.01 DESIGNATED SERVICE LEVELS. Vendor shall perform the Designated Services in accordance with the Designated Service Levels and in accordance with
EXHIBIT 10. The Designated Service Levels shall be established and measured by the applicable dates set forth in EXHIBIT 10.

         8.02 OUT-OF-SCOPE SERVICE LEVELS. Vendor shall provide the Out-of-Scope Services at least at the Out-of-Scope Service Levels applicable to such Out-of-Scope Services.

         8.03 ADJUSTMENT OF SERVICE LEVELS. The Parties (1) shall review the Service Levels for the preceding 12 months during the last calendar quarter of every Contract Year, (2) with respect to any Service Levels that require periodic adjustment pursuant to this Agreement or are no longer appropriate because of an increase, decrease or change to the Services, shall adjust the Service Levels for the subsequent Contract Year and (3) with respect to all other Service Levels, may adjust the Service Levels for the subsequent Contract Year. In addition, either Party may, at any time upon notice to the other Party, initiate negotiations to review and, upon agreement by the Parties, adjust any Service Level which such Party in good faith believes is inappropriate at the time.

         8.04 ROOT-CAUSE ANALYSIS. With respect to Vendor's failure to provide the Services in accordance with the applicable Service Levels, Vendor shall, as soon as reasonably practicable, (1) perform a root-cause analysis to identify the cause of such failure, (2) provide NYPH with a report detailing the cause of, and procedure for correcting, such failure, (3) upon NYPH's approval of such procedure, implement such procedure and (4) provide NYPH with assurance satisfactory to NYPH that such failure will not recur following the completion of the implementation of the procedure.

         8.05 MEASUREMENT AND MONITORING TOOLS. As of the Commencement Date, or such later dates set forth in the Transition Plan, and in accordance with
EXHIBIT 10, Vendor shall implement the measurement and monitoring Tools and procedures required to measure and report (as contemplated by SECTION 3.09) Vendor's performance of the Services against the applicable Service Levels. Such measurement and monitoring and procedures shall (1) permit reporting at a level of detail sufficient to verify compliance with the Service Levels and (2) be subject to audit by NYPH or its designee. Vendor shall provide NYPH and its designees with information concerning access to such measurement and monitoring Tools and procedures upon request, for inspection and verification purposes.

         8.06 CONTINUOUS IMPROVEMENT AND BEST PRACTICES. Vendor shall, on a continuous basis (1) identify ways to improve the Service Levels and (2) identify and apply proven techniques and Tools, consistent with the Fees and the NYPH Budget, from other installations within its operations that would benefit NYPH's information services organization or End-Users either operationally or financially. Vendor shall, from time to time, include updates with respect to such improvements, techniques and Tools in the reports provided to NYPH pursuant to SECTION 8.05.

         8.07 PERFORMANCE CREDITS. In the event of a failure to provide the Services in accordance with the applicable Service Levels, Vendor shall incur the Performance Credits identified in and according to the schedule to be agreed upon in accordance with EXHIBIT 10. The Performance Credits shall not limit NYPH's right to recover, in accordance with this Agreement, and without duplication, other Losses incurred by the NYPH Group as a result of such failure. If the Performance Credits incurred exceed the amount agreed to by the Parties in accordance with EXHIBIT 10, NYPH may, upon notice to Vendor, terminate this Agreement, in whole or in part, without regard to SECTION 25.03. Nothing in this Section shall be deemed to limit or obviate NYPH's right to terminate this Agreement pursuant to SECTION 25.03.


ARTICLE 9          CUSTOMER SATISFACTION AND BENCHMARKING.

         9.01 INITIAL CUSTOMER SATISFACTION SURVEY. Prior to the Commencement Date, Vendor shall submit to NYPH, for NYPH's approval, the identity of the unaffiliated third party that shall conduct an initial customer satisfaction survey. Upon NYPH's approval of such third party, Vendor shall engage such third party to conduct an initial customer satisfaction survey for affected End-Users (the "INITIAL CUSTOMER SATISFACTION SURVEY"). The Initial Customer Satisfaction Survey shall be (1) of a content and scope acceptable to NYPH, (2) administered in accordance with procedures approved by NYPH and (3) otherwise mutually acceptable to the Parties. The Initial Customer Satisfaction Survey shall be completed within 90 days of the Commencement Date. The results of the Initial Customer Satisfaction Survey shall be the baseline for measurement of the performance improvements described in SECTION 9.02. The fees and expenses for the Initial Customer Satisfaction Survey and all subsequent customer satisfaction surveys shall be paid by NYPH.

         9.02 CUSTOMER SATISFACTION SURVEY. Vendor shall, upon NYPH's request not more than once every Contract Year following the preparation of the Initial Customer Satisfaction Survey, engage an unaffiliated third party to conduct a customer satisfaction survey in respect of those aspects of the Services designated by NYPH. The survey shall, at a minimum, cover a representative sampling of End-Users and senior management of the NYPH Group. The timing, content, scope and method of the survey shall be consistent with the Initial Customer Satisfaction Survey and shall be subject to NYPH's approval. Vendor agrees that customer satisfaction shall be measured as a Service Level pursuant to SECTION 8.01.

         9.03 BENCHMARKING OVERVIEW. The Benchmarking Process shall be conducted by the Benchmarker. In the event (1) a Benchmarker is no longer providing the services required to conduct the Benchmarking Process, (2) NYPH and Vendor agree that the Benchmarker should be replaced or (3) NYPH and Vendor determine that another Benchmarker would be needed to take advantage of another system or methodology utilized by such Benchmarker to conduct the Benchmarking Process, NYPH shall promptly designate a replacement Benchmarker. The fees and expenses charged by the Benchmarker shall be paid by NYPH.

         9.04 BENCHMARKING PROCESS. At the option of NYPH, the Benchmarker shall conduct the Benchmarking Process annually in respect of each Contract Year. Within 30 days after the beginning of each Contract Year for which NYPH determines the Benchmarking Process shall be conducted, or such later date agreed upon by the Parties, NYPH and Vendor shall (1) agree upon the period during which the Benchmarking Process shall be conducted in such Contract Year and (2) review the Benchmarking Process used during the preceding Contract Year and adjust the Benchmarking Process as may be agreed upon by the Parties for the current Contract Year. Any adjustment to the Benchmarking Process that causes a material increase or decrease in the costs of such Process shall be considered in periodic negotiations of and adjustments to the Base Fees.

         9.05 BENCHMARK RESULTS REVIEW PERIOD AND ADJUSTMENTS. NYPH and Vendor shall review the Benchmark Results during the Benchmark Review Period. The Benchmark Results shall be used by the Parties in connection with NYPH's annual budget setting process and the annual review of Service Levels described in
EXHIBIT 10.


ARTICLE 10         SERVICE LOCATIONS.

         10.01 SERVICE LOCATIONS. The Services shall be provided to the NYPH Group from (1) the NYPH Service Locations, (2) the Vendor Service Locations and
(3) any other location for which Vendor has received NYPH's approval, to be given in NYPH's sole discretion. Any incremental expenses incurred by a Party and not otherwise contemplated by the Base Fees as a result of a relocation to, or use of, any location other than the locations set forth on EXHIBIT 6 requested or made by the other Party shall be the responsibility of the Party making the request or taking the applicable action. Vendor and Vendor Agents may not provide or market services to a third party from a NYPH Service Location without NYPH's consent.

         10.02 PHYSICAL SAFETY AND SECURITY PROCEDURES. Vendor shall maintain and enforce at the Vendor Service Locations safety and security procedures that are at least equal to the most stringent of the following: (1) industry standards for locations similar to the Vendor Service Locations; (2) those procedures applicable to the NYPH Service Locations as may be reasonably amended by NYPH from time to time during the Term; and (3) any higher standard otherwise agreed upon by the Parties. Vendor shall comply with the safety and security procedures that are applicable to the NYPH Service Locations, as may be reasonably amended by NYPH from time to time during the Term, including the safety and security procedures set forth in EXHIBIT 17.

         10.03 DATA SECURITY. Vendor shall establish and maintain safeguards against the destruction, loss, alteration or unauthorized access of NYPH Data in the possession of Vendor (the "DATA SAFEGUARDS") that shall be no less rigorous than those data security policies set forth in EXHIBIT 17. Vendor shall revise and maintain the Data Safeguards at NYPH's request. In the event Vendor intends to implement a change to the Data Safeguards (including pursuant to NYPH's request), Vendor shall notify NYPH and, upon NYPH's approval, implement such change. In the event either Party or its Agents discovers or is notified of a breach or potential breach of security relating to NYPH Data, such Party shall immediately (1) notify the NYPH Contract Manager or the Vendor Account Manager, as applicable, of such breach or potential breach and (2) if the applicable NYPH Data was in the possession of Vendor or Vendor Agents at the time of such breach or potential breach, Vendor shall (a) investigate and remediate the effects of the breach or potential breach and (b) provide NYPH with assurance satisfactory to NYPH that such breach or potential breach will not recur.

         10.04 SECURITY RELATING TO COMPETITORS. If (1) Vendor intends to provide the Services from a Service Location that is shared with a third party or third parties or (2) any part of the business of Vendor or any such third party is now or in the future competitive with the NYPH Group's business, then, prior to providing any of the Services from such a Service Location, Vendor shall develop a process, subject to NYPH's prior approval, to restrict access in any such shared environment to the NYPH Group's Confidential Information so that Vendor's employees or Vendor Agents providing services to such competitive business do not have access to the NYPH Group's Confidential Information.


ARTICLE 11         HUMAN RESOURCES.

         Transitioning of employees of NYPH to Vendor shall be effected in accordance with the terms and conditions set forth in EXHIBIT 18.


ARTICLE 12         VENDOR STAFF.

         12.01 VENDOR ACCOUNT MANAGER. Vendor shall appoint an individual (the "VENDOR ACCOUNT MANAGER") who from the date of this Agreement shall serve, on a full-time basis, as the primary Vendor representative under this Agreement. Vendor's appointment of any Vendor Account Manager shall be subject to NYPH's prior approval. The Vendor Account Manager shall

(1) have overall responsibility for managing and coordinating the performance of Vendor's obligations under this Agreement and (2) be authorized to act for and on behalf of Vendor with respect to all matters relating to this Agreement.

         12.02 KEY PERSONNEL. With respect to the Key Personnel set forth in
EXHIBIT 12, the Parties agree as follows:

(1) All Key Personnel shall be dedicated to the NYPH Group account on a full-time basis for so long as they remain an employee of Vendor, unless such employee is replaced, removed or reassigned in accordance with (3) or (4) below. The achievement of the Service Levels by Vendor will be a key element in the compensation of the Key Personnel.

(2) Vendor shall consult with NYPH prior to assigning an individual to a Key Personnel position.

(3) Vendor shall not replace or reassign (a) the Vendor Account Manager for two years from the Commencement Date or (b) the other Key Personnel for 18 months from the Commencement Date, unless NYPH consents to such reassignment or replacement or such Key Personnel (i) voluntarily resigns from Vendor, (ii) is dismissed by Vendor, (iii) fails to perform his or her duties and responsibilities pursuant to this Agreement or (iv) dies or is unable to work due to his or her disability.

(4) If NYPH decides that any Key Personnel should not continue in that position, then NYPH may in its sole discretion and upon notice to Vendor, subject to applicable Law, require removal of such Key Personnel from the Project Staff. Vendor shall, as soon as reasonably practicable, replace such Key Personnel.

(5) Vendor shall maintain backup procedures and conduct the replacement procedures for the Key Personnel in such a manner so as to assure an orderly succession for any Key Personnel who is replaced.

         12.03 PROJECT STAFF. Vendor shall appoint individuals with suitable training and skills to the Project Staff. Upon the request of NYPH, Vendor shall provide NYPH with a list of all Vendor personnel dedicated full-time to the Project Staff. Except as otherwise approved by NYPH (in its sole discretion), those Vendor personnel located on the NYPH Group's premises may only provide services on such premises which support the NYPH Group's operations. Vendor shall not reassign any Dedicated Project Staff to other positions within Vendor, FCG or any Affiliate of either without the consent of NYPH. The foregoing shall not limit the right of Vendor to dismiss any member of the Project Staff. Vendor shall notify NYPH as soon as possible, but no event later than 3 business days, after dismissing or reassigning any member of the Project Staff whose normal work location is at a NYPH Service Location.

         12.04 SUBCONTRACTORS. Prior to engaging any subcontractor to perform any of the Services, Vendor shall notify NYPH of the identity of the proposed subcontractor and shall obtain NYPH's approval of such subcontractor. Prior to amending, modifying or otherwise supplementing any subcontract relating to the Services, Vendor shall notify NYPH of the proposed amendment, modification or supplement and shall obtain NYPH's approval thereof.

(1) No subcontracting shall release Vendor from its responsibility for its obligations under this Agreement. Vendor shall be responsible for the work and activities of each of the Vendor Agents, including compliance with the terms of this Agreement. Vendor shall be responsible for all payments to its subcontractors.

(2) Vendor shall promptly pay for all services, materials, equipment and labor used by Vendor in providing the Services and Vendor shall keep the NYPH Group's premises free of all liens.

         12.05 CONDUCT OF VENDOR PERSONNEL. While at the NYPH Service Locations, Vendor and Vendor Agents shall (1) comply with the requests, standard rules and regulations of the NYPH Group regarding safety and health, personal and professional conduct (including adhering to general safety practices or procedures) generally applicable to such NYPH Service Locations and (2) otherwise conduct themselves in a businesslike manner. Vendor shall cause the Project Staff to maintain and enforce the confidentiality provisions of this Agreement. If NYPH notifies Vendor that a particular member of the Project Staff is not conducting himself or herself in accordance with this Section, Vendor shall promptly investigate the matter and take appropriate action which may include (a) removing the applicable person from the Project Staff and providing NYPH with prompt notice of such removal and replacing the applicable person with a similarly qualified individual or (b) take other appropriate disciplinary action to prevent a recurrence. In the event of multiple violations of this Section by a particular member of the Project Staff, Vendor shall promptly remove the individual from the Project Staff.

         12.06 NON-COMPETITION. Neither Vendor nor any of its Affiliates shall assign any Key Personnel or member of the Dedicated Project Staff to the account of any NYPH Competitor without NYPH's prior consent (a) while such Key Personnel or member of the Dedicated Project Staff, as the case may be, is assigned to the NYPH Group account and (b) for a period of two years following the date that such Key Personnel or member of the Dedicated Project Staff, as the case may be, is removed from, or ceases to provide services in connection with, the NYPH Group account, unless in the case of (b) above, such assignment is after the Term and (i) such Key Personnel or member of the Dedicated Project Staff executes a confidentiality agreement in a form acceptable to NYPH naming the members of the NYPH Group as third party beneficiaries or (ii) Vendor provides NYPH assurance satisfactory to NYPH that the confidentiality of the NYPH Group Confidential Information will be preserved.


ARTICLE 13         MANAGEMENT AND CONTROL.

         13.01 GOVERNANCE MODEL. The NYPH Group and Vendor shall interact in accordance with the procedures set forth in EXHIBIT 11.

         13.02 PROCEDURES MANUAL. Within 120 days after the Commencement Date, Vendor shall develop and deliver to NYPH, in the form and scope agreed upon by NYPH and Vendor, a management procedures manual (the "PROCEDURES MANUAL"). The Procedures Manual shall include the topics set forth in EXHIBIT 22. Vendor shall periodically prepare and provide to NYPH updates to such Procedures Manual to reflect any changes in the procedures described therein as soon as practicable after such changes are made.

         13.03 CHANGE CONTROL PROCEDURES. Within 90 days after the Commencement Date, Vendor shall deliver to NYPH, for its review and approval, the Change Control Procedures. The Change Control Procedures shall provide, at a minimum, that:

(1) No Change shall be implemented without NYPH's approval, except as may be necessary on a temporary basis to maintain the continuity of the Services.

(2) With respect to all Changes, Vendor shall (a) other than those Changes made on a temporary basis to maintain the continuity of the Services, schedule Changes so as not to unreasonably interrupt the NYPH Group's business operations, (b) prepare and deliver to NYPH each month a rolling schedule for ongoing and planned Changes for the next three-month period and (c) monitor the status of Changes against the applicable schedule.

(3) With respect to any Change made on a temporary basis to maintain the continuity of the Services, Vendor shall document and provide to NYPH notification of the Change no later than the next business day after the Change is made.

Vendor shall update the Change Control Procedures as necessary and shall provide such updated Change Control Procedures to NYPH for its approval.


ARTICLE 14         PROPRIETARY RIGHTS.

         14.01 NYPH SOFTWARE AND NYPH TOOLS. NYPH hereby grants to Vendor, during the Term and the Termination Assistance Period and solely to provide the Services, a non-exclusive, non-transferable, limited right to have access to and
(1) Use the NYPH Proprietary Software and NYPH Proprietary Tools, (2) Use, to the extent permissible under the applicable third party agreements, the NYPH Third Party Software and NYPH Third Party Tools and (3) Use, to the extent permissible under the applicable third party agreements, any Related Documentation in NYPH's possession on or after the Commencement Date. Vendor may sublicense, to the extent permissible under the applicable third party agreements, to Vendor Agents the right to have access to and Use the NYPH Software and the NYPH Tools solely to provide those Services that such Vendor Agents are responsible for providing.

         14.02 VENDOR SOFTWARE AND TOOLS. Vendor shall provide the NYPH Group with access to the Vendor Software and Vendor Tools during the Term and during the Termination Assistance Period. NYPH shall have the right to approve any Vendor Software and Vendor Tools prior to Vendor's use of such Vendor Software and Vendor Tools to provide the Services. Vendor hereby grants to the NYPH Group a global, perpetual, irrevocable, fully paid-up, non-exclusive, non-transferable license to Use, and sublicense and to permit a third party to Use solely in connection with providing goods or services to or purchasing goods or services from the NYPH Group, (1) the Vendor Proprietary Software and Vendor Proprietary Tools, excluding in each case the Vendor Excluded Products, and (2) to the extent permissible under the applicable third party agreements, the Vendor Third Party Software and Vendor Third Party Tools being used to provide the Services as of the date of expiration or termination of this Agreement. Upon NYPH's request, Vendor shall provide NYPH with a list of all Vendor Software and Vendor Tools being used to provide the Services as of the date of such request.

         14.03 NEW INTELLECTUAL PROPERTY.

(1) All NYPH New Intellectual Property shall be owned by the applicable member of the NYPH Group. The applicable member of the NYPH Group shall have all right, title and interest, including worldwide ownership of copyright and patent, in and to the NYPH New Intellectual Property and all copies made from it. Subject to SECTION 14.04 below, to the extent permitted by applicable Laws, Vendor hereby irrevocably assigns, transfers and conveys, and shall cause Vendor Agents to assign, transfer and convey, to the applicable member of the NYPH Group without further consideration all of its right, title and interest in and to such NYPH New Intellectual Property, including all rights of patent, copyright, trade secret or other proprietary rights in and to such materials. Vendor acknowledges that the NYPH Group and the successors and permitted assigns of the NYPH Group shall have the right to obtain and hold in their own names any intellectual property rights in and to the NYPH New Intellectual Property. Vendor agrees to execute any documents or take any other actions as may reasonably be necessary, or as NYPH may request, to perfect the NYPH Group's ownership of any such NYPH New Intellectual Property. NYPH hereby grants to Vendor, solely to provide the Services, a non-exclusive, non-transferable, limited right to have access to and Use the NYPH New Intellectual Property. Vendor may sublicense to Vendor Agents the right to have access to and Use the NYPH New Intellectual Property solely to provide those Services that such Vendor Agents are responsible for providing and as may otherwise be agreed to by the Parties.

(2) All Vendor New Intellectual Property shall be owned by Vendor. Vendor shall have all right, title and interest, including worldwide ownership of copyright and patent, in and to the Vendor New Intellectual Property and all copies made from it. NYPH acknowledges that Vendor and the successors and permitted assigns of Vendor shall have the right to obtain and hold in their own names any intellectual property rights in and to the Vendor New Intellectual Property. Vendor hereby grants to the NYPH Group a global, perpetual, irrevocable, fully paid-up, non-exclusive, transferable license to Use and sublicense, and to permit a third party to Use, the Vendor New Intellectual Property.

         14.04 RESIDUALS. Neither Party shall be restricted pursuant to this Agreement from using any general information technology ideas, concepts, know-how or techniques that are mentally retained in the unaided memories of a Party's employees (and not intentionally memorized for the purpose of later recording or use) ("RESIDUALS"); provided that (1) in the case of Vendor, such Residuals do not include any patient, personnel, financial, or other business information or other Confidential Information of the NYPH Group, (2) in the case of NYPH, such Residuals do not include any Confidential Information of Vendor, and (3) the use of such Residuals does not misappropriate trade secret rights or infringe upon the copyright, patent or other proprietary rights of the other Party.

         14.05 LIMITATION ON RIGHTS. Any intellectual property rights granted or maintained pursuant to this Agreement are subject to the requirements of 35 U.S.C. Sections 200 ET SEQ., as amended, and implementing regulations and policies, to the extent applicable.

         14.06 NYPH GROUP'S INTELLECTUAL PROPERTY. The Parties acknowledge that the NYPH Data, the NYPH Software, the NYPH Tools and the Related Documentation include intellectual property of members of the NYPH Group other than NYPH. Except with respect to the NYPH Software set forth on EXHIBIT 5 and the NYPH Data, NYPH Software, NYPH Tools and Related Documentation specifically set forth in the Site Agreements, no license or other right to use such intellectual property is granted by this Agreement and Vendor will not administer or Use any such intellectual property of any NYPH Group member without that NYPH Group member's consent.


ARTICLE 15         DATA.

         15.01 OWNERSHIP OF NYPH DATA. All NYPH Data is, or will be, and shall remain the property of the applicable member of the NYPH Group. Without NYPH's approval (in its sole discretion), NYPH Data shall not be, (1) used by Vendor or Vendor Agents other than in connection with providing the Services, (2) disclosed, sold, assigned, leased or otherwise provided to third parties by Vendor or Vendor Agents or (3) commercially exploited by or on behalf of Vendor or Vendor Agents. Vendor hereby irrevocably assigns, transfers and conveys, and shall cause Vendor Agents to assign, transfer and convey, to the applicable member of the NYPH Group without further consideration all of its and their right, title and interest in and to NYPH Data. Upon request by NYPH, Vendor shall execute and deliver, and shall cause Vendor Agents to execute and deliver, any financing statements or other documents that may be necessary or desirable under any Law to preserve, or enable the NYPH Group to enforce, its rights with respect to NYPH Data.

         15.02 CORRECTION OF ERRORS. Vendor shall promptly correct any errors or inaccuracies in NYPH Data and the reports delivered to NYPH under this Agreement, to the extent caused by Vendor or Vendor Agents.

         15.03 RETURN OF DATA. Upon request by NYPH at any time during the Term and upon expiration or termination of this Agreement, Vendor shall (1) promptly return to NYPH, in the format and on the reasonably available media requested by NYPH, all or any part of NYPH Data and (2) erase or destroy all or any part of NYPH Data in Vendor's possession, in each case to the extent so requested by NYPH. Any archival tapes containing NYPH Data shall be used by Vendor and Vendor Agents solely for back-up purposes.


ARTICLE 16         CONSENTS.

                  Vendor, at its own expense, shall obtain, maintain and comply with the Vendor Consents. NYPH, at its own expense, shall obtain, maintain and comply with the NYPH Consents.


ARTICLE 17         CONTINUED PROVISION OF SERVICES.

         17.01 DISASTER RECOVERY PLAN.

(1) Vendor shall implement each DRP upon the declaration of a disaster (as defined in the DRP) by NYPH and shall reinstate the Critical Services within the time periods set forth in the DRP after the occurrence of such disaster. In the event the Critical Services are not reinstated within the time periods set forth in the DRP after the occurrence of a disaster as a result of a breach of this Agreement by Vendor, NYPH may terminate this Agreement, in whole or in part, without regard to
         SECTION 25.03. In the event of a disaster, Vendor shall not increase its Fees under this Agreement.

(2) Vendor shall develop, submit to NYPH for NYPH's review, and upon NYPH's approval implement a revised DRP with respect to the Services under each Site Agreement as provided in the Statement of Work. Until such time as the revised DRP is approved by NYPH in accordance with this Section, Vendor shall comply with and implement upon the declaration of a disaster (as defined in EXHIBIT 25) the DRP set forth in EXHIBIT 25.

         17.02 FORCE MAJEURE. If and to the extent that a Party's performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, or any other similar cause beyond the reasonable control of such Party (each, a "FORCE MAJEURE EVENT"), and such non-performance, hindrance or delay could not have been prevented by reasonable precautions, then the non-performing, hindered or delayed Party shall be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such Party continues to use its best efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans (including the DRP to the extent not affected by the Force Majeure Event) or other means. The Party whose performance is prevented, hindered or delayed by a Force Majeure Event shall immediately notify the other Party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event.

         17.03 ALTERNATE SOURCE. If any Force Majeure Event prevents, hinders or delays performance of the Services for 36 hours, in the case of Critical Services, or more than three days, in the case of all other Services, NYPH may procure such Services from an alternate source without regard to SECTION 3.07. In the event that Vendor fails to provide such Services as a result of a breach, or a failure to perform, any of its obligations under this Agreement, Vendor shall reimburse NYPH for the costs and expenses incurred by the NYPH Group in procuring such Services, to the extent that those costs and expenses exceed the Fees for such Services. If the Force Majeure Event continues to prevent, hinder or delay performance of the Services for more than five days, in the case of Critical Services, or more than 14 days, in the case of all other Services, NYPH may terminate this Agreement, in whole or in part, as of a date specified by NYPH in a termination notice to Vendor, without regard to SECTION 3.07 or
SECTION 25.03.

         17.04 NO PAYMENT FOR UNPERFORMED SERVICES. Except as provided in
SECTION 17.03, nothing in this Article shall limit NYPH's obligation to pay any Fees; provided, however, that if Vendor fails to provide the Services in accordance with this Agreement due to the occurrence of a Force Majeure Event, the Fees shall be adjusted in a manner such that NYPH is not responsible for the payment of any Fees for Services that Vendor fails to provide.

         17.05 ALLOCATION OF RESOURCES. Whenever a Force Majeure Event or a disaster causes Vendor to allocate limited resources between or among Vendor's customers, Vendor shall not provide to any other customers of Vendor priority over NYPH. In addition, in no event shall Vendor redeploy or reassign any Key Personnel to another account in the event of a Force Majeure Event.

ARTICLE 18         PAYMENTS AND INVOICING.

         18.01 FEES. In consideration of Vendor providing the Designated Services, NYPH shall pay to Vendor the Fees. Except as expressly set forth in this Agreement, there shall be no charge or fees payable by NYPH in respect of Vendor's performance of its obligations pursuant to this Agreement.

         18.02 PAYMENT OF FEES. Vendor shall invoice NYPH for the Designated Services and the Fees shall be due and payable to Vendor in accordance with
EXHIBIT 9.

         18.03 TIME OF PAYMENT. Any sum due Vendor pursuant to this Agreement for which payment is not otherwise specified shall be due and payable 90 days after receipt by NYPH of an invoice from Vendor.

         18.04 DETAILED INVOICES. Vendor shall provide invoices with varying degrees of detail (E.G., per End-User, department, project, site), as requested by NYPH.

         18.05 ADJUSTMENTS TO FEES. Except as set forth in EXHIBIT 9, there shall be no periodic adjustments to the Fees.

         18.06 EXPENSES. Except as expressly set forth in this Agreement, all costs and expenses relating to the Services are included in the Fees and shall not be charged to or reimbursed by NYPH.

         18.07 CRITICAL MILESTONES. In connection with the development of the Transition Plan, by no later than December 31 1999, NYPH and Vendor shall develop a list of deferral milestones (the "DEFERRAL MILESTONES") and critical milestones (the "CRITICAL MILESTONES", together with the Deferral Milestones, the "MILESTONES") relating to Vendor's obligations pursuant to ARTICLE 4 and, for each Milestone, (1) a description of the applicable triggering event from which achievement of that Milestone shall be measured, (2) the duration of time from the triggering event for the completion of that Milestone, (3) in the case of the Deferral Milestones, an amount of the Base Fees that NYPH may defer with respect to that Deferral Milestone in the event Vendor fails to meet such Deferral Milestone (the "DEFERRAL MILESTONE AMOUNT") and (4) in the case of the Critical Milestones, an amount of money that Vendor will provide as a credit in the event Vendor fails to meet such Critical Milestone (the "CRITICAL MILESTONE CREDIT"). EXHIBIT 13 contains lists of events and related information, including Milestone dates, that NYPH and Vendor agree shall be included in the final list. After development of the final list, if, as a result of Vendor's failure to perform its obligations pursuant to this Agreement, Vendor fails to complete (a) any Critical Milestone by the specified completion date, Vendor shall incur the Critical Milestone Credit associated with such Critical Milestone and shall provide NYPH with a credit in the amount of such Critical Milestone Credit on the invoice immediately following the incurrence of such Critical Milestone Credit or (b) any Deferral Milestone by the specified completion date, NYPH may defer payment of the applicable Deferral Milestone Amount until such Deferral Milestone has been completed. NYPH's rights described in this Section shall not limit NYPH's right to recover other Losses incurred by the NYPH Group as a result of such failure or to terminate this Agreement pursuant to SECTION 25.03.

         18.08 RIGHTS OF SET-OFF. With respect to any amount that (1) should be reimbursed to a Party or (2) is otherwise payable to a Party pursuant to this Agreement, such Party may deduct the entire amount owed to the other Party against the amounts owed by such Party to the other Party under this Agreement.

         18.09 PRORATION. All periodic Fees under this Agreement are to be computed on a calendar month basis and shall be prorated on a per diem basis for any partial month.

         18.10 REFUNDABLE ITEMS; PREPAID EXPENSES. In the event Vendor receives during the Term any refund, credit or other rebate (including deposits) in connection with a Managed Agreement that is attributable to periods prior to the Commencement Date or for which NYPH retained financial responsibility after the Commencement Date, then Vendor shall promptly (1) notify NYPH of such refund, credit or rebate and (2) pay to NYPH the full amount of such refund, credit or rebate. Vendor shall reimburse NYPH for all prepaid amounts related to the Services to the extent such Services were not provided to the NYPH Group.

         18.11 UNUSED CREDITS. Any unused credits against future payments owed to either Party by the other pursuant to this Agreement shall be paid to the applicable Party within 30 days after the earlier of the expiration or termination of this Agreement.

         18.12 MOST FAVORED CUSTOMER. The Fees for any Out-of-Scope Service shall be at least as low as Vendor's lowest charges for similar services to Vendor's best customer, including any divisions or Affiliates of Vendor. Upon NYPH's request, Vendor shall notify NYPH that this Section has not been contradicted with respect to any given Out-of-Scope Service by any transaction entered into by Vendor during the period in which such Out-of-Scope Service is provided to the NYPH Group. If Vendor is unable to provide such notice because of a transaction entered into by Vendor contradicting this Section, Vendor shall offer to NYPH a reduction in the Fees, including, if appropriate, the lowest charges included in any such transaction.


ARTICLE 19         TAXES.

(1) The Fees paid to Vendor are inclusive of any applicable sales, use, gross receipts, excise, value-added, withholding, personal property or other taxes attributable to periods on or after the Commencement Date based upon or measured by Vendor's cost in acquiring or providing equipment, materials, supplies or services furnished or used by Vendor in performing or furnishing the Services, including all personal property and sales or use taxes, if any, due on the Vendor Machines. In the event that a sales, use, excise, gross receipts or services tax is assessed on the provision of the Services by Vendor to the NYPH Group or on Vendor's charges to NYPH under this Agreement, however levied or assessed, Vendor shall bear and be responsible for and pay the amount of any such tax; provided that in the event any such tax increases after the Commencement Date as a result of any change in Law or a change in the tax status of NYPH, the Parties shall discuss in good faith appropriate changes to this Agreement to address such changes. To the extent that any sales, use, gross receipts, excise, value-added or services tax is required by Law to be separately identified in Vendor's billings to NYPH, Vendor shall separately identify the tax and assume any and all responsibility for any non-compliance, including tax, interest and penalty assessments except for any non-compliance attributable to the failure of NYPH to provide any information with respect to its tax status or business that is reasonably requested by Vendor.

(2) Any taxes assessed, as determined by NYPH, including a gross-up thereon, on the provision of the Services for a particular site resulting from Vendor's relocating or rerouting the delivery of Services for Vendor's convenience to, from or through a location other than the

         Service Location used to provide the Services as of the Commencement Date shall be paid by NYPH and NYPH shall receive a credit with respect to the Fees invoiced under this Agreement equal to such payments made pursuant to this subsection. Any taxes assessed, as determined by Vendor, including a gross-up thereon, on the provision of the Services for a particular site resulting from NYPH's relocating or rerouting the delivery of Services for NYPH's convenience to, from or through a location other than the Service Location used to provide the Services as of the Commencement Date, shall be paid or reimbursed by NYPH.

(3) NYPH and Vendor shall each bear sole responsibility for all taxes, assessments and other real property-related levies on its owned or leased real property. Further, NYPH and Vendor shall each bear sole responsibility for all taxes and other levies, if any, based on its net income.

(4) NYPH and Vendor shall cooperate to segregate the Fees into the following separate payment streams: (a) those for taxable Services; (b) those for nontaxable Services; (c) those for which a sales, use or other similar tax has already been paid; and (d) those for which Vendor functions merely as a paying agent for NYPH in receiving goods, supplies or services (including leasing and licensing arrangements) that otherwise are nontaxable or have previously been subject to tax. In addition, each of NYPH and Vendor shall reasonably cooperate with the other to more accurately determine a Party's tax liability and to minimize such liability, to the extent legally permissible. Each of NYPH and Vendor shall provide and make available to the other any resale certificates, information regarding out-of-state sales or use of equipment, materials or services, and any other exemption certificates or information requested by a Party.


ARTICLE 20         AUDITS.

         20.01 SERVICES. Upon notice from NYPH, Vendor and Vendor Agents shall provide the NYPH Group, NYPH Agents, and any of the NYPH Group's regulators, including the U.S. Department of Health and Human Services, the U.S. Controller General and their representatives, with access to and any assistance that they may require with respect to the Service Locations and the Systems for the purpose of performing audits or inspections of the Services and the business of the NYPH Group relating to the Services. If any audit by an auditor designated by the NYPH Group, a NYPH Agent or a regulatory authority results in Vendor being notified that Vendor or Vendor Agents are not in compliance with any Law or audit requirement, Vendor shall, and shall cause Vendor Agents to, promptly take actions to comply with such Law or audit requirement. Vendor shall bear the expense of any such response that is (1) required by a Law or audit requirement relating to Vendor's business or (2) necessary due to Vendor's noncompliance with any Law or audit requirement imposed on Vendor. To the extent the expense is not payable by Vendor pursuant to the preceding sentence, NYPH shall bear the expense of any such compliance that is (a) required by any Law or audit requirement relating to the NYPH Group's business or (b) necessary due to the NYPH Group's noncompliance with any Law or audit requirement imposed on the NYPH Group. NYPH shall provide reasonable advance notice of any audit, shall perform such audit only during regular business hours and shall conduct audits in such a way as to minimize interference with Vendor's business or the provision of Service by Vendor.

         20.02 FEES. Upon notice from NYPH, Vendor shall provide NYPH and NYPH Agents and any of NYPH's regulators, including the U.S. Department of Health and Human Services, the U.S. Controller General and their representatives, with access to such financial records and supporting documentation as may be requested by NYPH and NYPH and NYPH Agents may audit the Fees charged to NYPH to determine if such Fees are accurate and in accordance with this Agreement.

(1) If, as a result of such audit, it is determined that Vendor has overcharged NYPH, NYPH shall notify Vendor of the amount of such overcharge and Vendor shall promptly pay to NYPH the amount of the overcharge, plus Interest calculated from the date of receipt by Vendor of the overcharged amount until the date of payment to NYPH.

(2) In addition to NYPH's rights set forth in SECTION 20.02(1), in the event any such audit reveals an overcharge to NYPH of five percent or more of a particular fee category, Vendor shall, at NYPH's option, issue to NYPH a credit against the Base Fees or reimburse NYPH for the cost of such audit up to an amount equal to 35 percent of such overcharge.

         20.03 RECORD RETENTION. Vendor shall retain records and supporting documentation sufficient to document the Services and the Fees paid or payable by NYPH under this Agreement in accordance with NYPH's then-current record retention procedures, as in effect from time to time, in each case that have been provided to Vendor or to which Vendor otherwise has access.

         20.04 FACILITIES. Vendor shall provide to the NYPH Group and NYPH Agents, on Vendor's premises (or, if the audit is being performed of a Vendor Agent, the Vendor Agent's premises if necessary), space, office furnishings (including lockable cabinets), telephone and facsimile services, utilities and office-related equipment and duplicating services as the NYPH Group or such NYPH Agents may reasonably require to perform the audits described in this Article to the extent reasonably available.


ARTICLE 21         CONFIDENTIALITY.

         21.01 GENERAL OBLIGATIONS. All Confidential Information relating to or obtained from the NYPH Group or Vendor shall be held in confidence by the recipient to the same extent and in at least the same manner as the recipient protects its own confidential information. Neither NYPH nor Vendor shall disclose, publish, release, transfer or otherwise make available Confidential Information of, or obtained from, the other in any form to, or for the use or benefit of, any person or entity without the disclosing Party's consent. Each of the NYPH Group and Vendor shall, however, be permitted to disclose relevant aspects of the other's Confidential Information to its officers, directors, agents, professional advisors, contractors (including the Benchmarker), subcontractors and employees and to the officers, directors, agents, professional advisors, contractors, subcontractors and employees of its affiliates, to the extent such disclosure is not restricted under any Managed Agreements, any Consents or any Governmental Approvals and only to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations or the determination, preservation or exercise of its rights and remedies under this Agreement; provided, however, that the recipient shall take all reasonable measures to ensure that Confidential Information of the disclosing Party is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, directors, agents, professional advisors, contractors, subcontractors and employees. The obligations in this Section shall not restrict any disclosure pursuant to any Law (provided that the recipient shall give prompt notice to the disclosing Party of any disclosure required by Law and shall reasonably cooperate with any efforts by the disclosing Party to limit or seek a protective order over the required disclosure).

         21.02 PATIENT INFORMATION. Vendor recognizes that during the course of this engagement it may have access to Confidential Information relating to NYPH Group patients. Vendor agrees to be bound by and comply with all applicable Laws governing issues of confidentiality of patient records and other information (which Laws shall supersede any applicable provisions hereof), including restricting access to such Confidential Information only to the Project Staff with a need to know such Confidential Information. Vendor further agrees to notify NYPH of any and all requests by any source whatsoever to release Confidential Information relating to NYPH Group patients prior to its release by Vendor.

         21.03 UNAUTHORIZED ACTS. Without limiting either Party's rights in respect of a breach of this Article, each Party shall:

(1) promptly notify the other Party of any unauthorized possession, use or knowledge, or attempt thereof, of the other Party's Confidential Information by any person or entity that may become known to such Party;

(2) promptly furnish to the other Party full details of the unauthorized possession, use or knowledge, or attempt thereof, and assist the other Party in investigating or preventing the recurrence of any unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information;

(3) cooperate with the other Party in any litigation and investigation against third parties deemed necessary by the other Party to protect its proprietary rights; and

(4) promptly use its best efforts to prevent a recurrence of any such unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information.

Each Party shall bear the cost it incurs as a result of compliance with this Section.


ARTICLE 22         REPRESENTATIONS AND WARRANTIES.

                  22.01 BY NYPH. NYPH represents and warrants that:

(1) NYPH is a not-for-profit corporation, duly incorporated, validly existing and in good standing under the Laws of New York;

(2) NYPH has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(3) the execution, delivery and performance of this Agreement by NYPH (a) has been duly authorized by NYPH and (b) will not conflict with, result in a breach of or constitute a default under and other agreement to which NYPH is a party or by which NYPH is bound;

(4) NYPH is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on NYPH's ability to fulfill its obligations under this Agreement;

(5) NYPH is in compliance in all material respects with all Laws applicable to NYPH and has obtained all applicable permits and licenses required of NYPH in connection with its obligations under this Agreement, including the NYPH Consents and the NYPH Governmental Approvals; and

(6) there is no outstanding litigation, arbitrated matter or other dispute to which NYPH is a party which, if decided unfavorably to NYPH, would reasonably be expected to have a material adverse effect on Vendor's or NYPH's ability to fulfill their respective obligations under this Agreement.

                  22.02    BY VENDOR.  Vendor represents and warrants that:

(1) Vendor is a limited liability company, duly formed, validly existing and in good standing under the Laws of Delaware;

(2) Vendor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

(3) the execution, delivery and performance of this Agreement by Vendor (a) has been duly authorized by Vendor and (b) will not conflict with, result in a breach of or constitute a default under and other agreement to which Vendor is a party or by which Vendor is bound;

(4) Vendor is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on Vendor's ability to fulfill its obligations under this Agreement;

(5) Vendor is in compliance in all material respects with all Laws applicable to Vendor and has obtained all applicable permits and licenses required of Vendor in connection with its obligations under this Agreement, including the Vendor Consents and the Vendor Governmental Approvals; and

(6) there is no outstanding litigation, arbitrated matter or other dispute to which Vendor is a party which, if decided unfavorably to Vendor, would reasonably be expected to have a material adverse effect on NYPH's or Vendor's ability to fulfill their respective obligations under this Agreement.

         22.03 DISCLAIMER. EXCEPT AS SPECIFIED IN THIS AGREEMENT, NEITHER NYPH NOR VENDOR MAKES ANY OTHER WARRANTIES WITH RESPECT TO THE SERVICES OR THE SYSTEMS AND EACH EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE

IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE.

ARTICLE 23         ADDITIONAL COVENANTS.

         23.01 BY NYPH. NYPH covenants and agrees with Vendor that during the Term and the Termination Assistance Period:

(1) NYPH shall comply with all Laws applicable to NYPH and the standards of the Joint Commission on Accreditation of Healthcare Organizations. Except as otherwise provided in this Agreement, NYPH shall obtain all applicable permits and licenses required of NYPH in connection with its obligations under this Agreement, including the NYPH Consents and the NYPH Governmental Approvals; and

(2) the NYPH Proprietary Software set forth in EXHIBIT 5, along with any enhancements, additions or modifications thereto performed by NYPH or obtained by NYPH from a third party shall not infringe upon the proprietary rights of any third party (except such infringement as may have been caused by (a) Vendor's or Vendor Agents' misuse or modification thereof or (b) Vendor's or Vendor Agents' use thereof in combination with any product not furnished by a member of the NYPH Group).

         23.02 BY VENDOR. Vendor covenants and agrees with NYPH that during the Term and the Termination Assistance Period:

(1) Vendor shall comply with all Laws applicable to Vendor and the standards of the Joint Commission on Accreditation of Healthcare Organizations. Vendor shall obtain all applicable permits and licenses required of Vendor in connection with its obligations under this Agreement, including the Vendor Consents and the Vendor Governmental Approvals;

(2) none of the Services, the New Intellectual Property, the Vendor Software, the Vendor Tools, the Vendor Machines, any enhancements or modifications to the NYPH Software performed by Vendor or Vendor Agents or any other resources or items provided to NYPH by Vendor or Vendor Agents shall infringe upon the proprietary rights of any third party (except such infringement as may have been caused by (a) the NYPH Group's or NYPH Agents' misuse or modification thereof, (b) the NYPH Group's or NYPH Agents' use thereof in combination with any product not furnished by Vendor or (c) in the case of the NYPH New Intellectual Property, the NYPH Group or NYPH Agents in connection with the development of such New Intellectual Property);

(3) Vendor shall use commercially reasonable efforts to ensure that no viruses or similar items are coded or introduced into the Systems. Vendor agrees that, in the event a virus or similar item is found to have been introduced into the Systems, Vendor shall assist the NYPH Group in reducing the effects of the virus or similar item and, if the virus or similar item causes a loss of operational efficiency or loss of data, to assist the NYPH Group to the same extent to mitigate and restore such losses;

(4) without the consent of NYPH, Vendor shall not insert into the Software used to provide the Services any code that would have the effect of disabling or otherwise shutting down all or

                  PORTIONS HEREIN DENOTED WITH [**] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC UNDER A CONFIDENTIAL TREATMENT REQUEST

         any portion of the Services. Vendor further represents and warrants that, with respect to any disabling code that may be part of the Software used to provide the Services, Vendor shall not invoke such disabling code at any time, including upon expiration or termination of this Agreement, without NYPH's consent;

(5) the Vendor Software, the Vendor Tools, the New Intellectual Property and the Vendor Machines shall be Century Compliant, except, in the case of NYPH New Intellectual Property, any failure of such NYPH New Intellectual Property to be Century Compliant which is caused by the NYPH Group or NYPH Agents in connection with the development of such NYPH New Intellectual Property. All New Equipment shall be Century Compliant. Upon NYPH's request, Vendor shall provide NYPH with test scripts to validate that the Vendor Software, the Vendor Tools, the New Intellectual Property and the Vendor Machines are Century Compliant and determine the latest future date such Software is able to process;

(6)      [**].

(7)      [**].


ARTICLE 24         DISPUTE RESOLUTION.

         24.01 NYPH CONTRACT MANAGER AND VENDOR ACCOUNT MANAGER. Any dispute arising under this Agreement shall be considered in person or by telephone by the NYPH Contract Manager and the Vendor Account Manager within seven business days after receipt of a notice from either Party specifying the nature of the dispute; provided, however, that a dispute relating to SECTION 15.03, ARTICLE 21 or ARTICLE 27 shall not be subject to this Section. Unless the NYPH Contract Manager and the Vendor Account Manager otherwise agree in writing, either Party may pursue its rights and remedies under this Agreement after the occurrence of such meeting or telephone conversation. The Parties may mutually agree to arbitrate any dispute arising under this Agreement.

         24.02 CONTINUITY OF SERVICES. Vendor acknowledges that the timely and complete performance of its obligations pursuant to this Agreement is critical to the business and operations of the NYPH Group. Accordingly, in the event of a dispute between NYPH and Vendor, Vendor shall continue to so perform its obligations under this Agreement in good faith during the resolution of such dispute unless and until this Agreement is terminated in accordance with the provisions hereof. In the event of such dispute, NYPH shall continue to pay, in accordance with this Agreement, any outstanding, undisputed Fees.

         24.03 EXPEDITED DISPUTE RESOLUTION. Notwithstanding anything to the contrary contained in this Agreement, in the event of a dispute relating to or arising out of a Default Notice, the dispute resolution process described in this Article must be commenced and completed within the applicable Default Cure Period.


ARTICLE 25         TERMINATION.

         25.01 TERMINATION FOR CONVENIENCE. NYPH may terminate this Agreement, in whole or in part, for convenience effective as of any time after the third anniversary of the Commencement Date by giving Vendor notice of the termination at least 180 days prior to the termination date specified in the notice.

         25.02 TERMINATION FOR CHANGE IN CONTROL OF VENDOR. In the event of a Change in Control of Vendor, FCG or FCG Holdings, NYPH may terminate this Agreement by giving Vendor notice of the termination at least 90 days prior to the termination date specified in the notice.

         25.03 TERMINATION FOR CAUSE.

(1) If either Party defaults in the performance of any of its material obligations (or repeatedly defaults in the performance of any of its other obligations) under this Agreement and, except as provided in
         SECTION 25.04, does not cure such default within 30 days after receipt of a notice of default (or a longer period, not to exceed 60 days, if such default is not reasonably curable within such 30-day period and the defaulting Party commences to cure such default upon receipt of notice and diligently pursues a cure for such default) (the "DEFAULT CURE PERIOD"), then the non-defaulting Party may, by giving notice to the defaulting Party, terminate this Agreement, in whole or in part, as of the termination date specified in the notice.

(2) If FCG Holdings (a) is in breach of any of its material obligations (or repeatedly defaults in the performance of any of its other obligations) under the Operating Agreement, (b) such breach or breaches has had or could reasonably be expected to have a material effect on the Services or the Service Levels, and (c) does not cure such default within 60 days after receipt of a notice of default, then NYPH may, by giving notice to Vendor, terminate this Agreement, in whole or in part, as of the termination date specified in the notice.

         25.04 TERMINATION FOR FAILURE TO PROVIDE CRITICAL SERVICES. If Vendor fails to provide (1) any Critical Service and does not, within 72 hours after receipt of a notice from NYPH with respect to such failure, cure such failure or, if such failure cannot be cured within 72 hours, provide the NYPH Group with a workaround that allows the NYPH Group to receive such Critical Service or (2) any Critical Service and such failure causes a material disruption to the Services or the Service Levels more than 2 times in any consecutive 30 day period during the Term, then NYPH may, upon notice to Vendor, terminate this Agreement, in whole or in part, as of the termination date specified in the notice.

         25.05 TERMINATION FOR INSOLVENCY. This Agreement shall terminate automatically and immediately upon notice by a Party upon the occurrence of an Insolvency Event with respect to the other Party. An "INSOLVENCY EVENT" shall have occurred with respect to a Party if a receiver, liquidator or trustee of such Party is appointed by court order and such order remains in effect for more than 30 days, or receivership, insolvency or bankruptcy proceedings are commenced or a petition is filed against such Party under any applicable liquidation, conservatorship, bankruptcy, moratorium, insolvency, reorganization or similar laws (collectively, "BANKRUPTCY LAWS") for the relief of debtors from time to time in effect and generally affecting the rights of creditors, and such proceedings or such petition has not been dismissed or stayed within 30 days of the commencement or filing thereof; or such Party commences a voluntary case under any Bankruptcy Law or voluntarily seeks, consents to or acquiesces in the benefit of any provision of any Bankruptcy Law, consents to the filing of any petition against it under any Bankruptcy Law, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts generally as they become due or consents to the appointment of a receiver, trustee, liquidator or conservator for it or any part of its property.

         25.06 TERMINATION UPON DISSOLUTION. This Agreement shall terminate automatically and immediately upon notice by a Party if proceedings are commenced for the dissolution, winding-up or liquidation of the other Party, other than any such proceeding commenced in connection with a corporate reorganization, recapitalization, reincorporation or similar event of such Party.

         25.07 OTHER TERMINATIONS. In addition to the provisions of this Article, this Agreement may be terminated as provided in SECTION 8.07, SECTION
17.01 and SECTION 17.03.


ARTICLE 26         TERMINATION FEES.

         26.01 CALCULATION OF TERMINATION FEES. Set forth in EXHIBIT 20 are the only termination fees that would be payable to Vendor if this Agreement is terminated pursuant to SECTION 17.03, SECTION 25.01 or SECTION 25.02. Except as otherwise set forth on EXHIBIT 20, any termination fees payable in accordance with this Article shall be due and payable on the End Date.

         26.02 PARTIAL TERMINATION FEE ADJUSTMENT. If NYPH terminates a portion of the Services pursuant to SECTION 25.01 or any other provision of this Agreement, then the Base Fees shall be appropriately adjusted. In the event the Agreement is partially terminated pursuant to SECTION 25.01, NYPH shall pay a partial termination fee in accordance with EXHIBIT 20.

         26.03 TERMINATION FEES. Except as otherwise specifically set forth in this Article, no termination fee shall be payable by NYPH in connection with the termination of this Agreement. The payment by NYPH of termination fees pursuant to this Agreement shall not limit NYPH's obligation to pay any unpaid outstanding amounts otherwise due hereunder at the time of such payment.


ARTICLE 27         TERMINATION ASSISTANCE.

         27.01 TERMINATION ASSISTANCE SERVICES.

(1) Vendor shall, upon NYPH's request during the Termination Assistance Period, provide the Termination Assistance Services at Vendor's rates then in effect for such services immediately prior to the expiration or termination of this Agreement, except to the extent that resources included in the Base Fees being paid by NYPH to Vendor after such expiration or termination can be used to provide the Termination Assistance Services. The quality and level of performance during the Termination Assistance Period shall not be degraded. After the expiration of the Termination Assistance Period, Vendor shall (1) answer questions from NYPH regarding the Services on an "as needed" basis at Vendor's then standard billing rates, (2) deliver to NYPH any remaining NYPH Group owned reports and documentation still in Vendor's possession and (3) return to NYPH all property of the NYPH Group being used by the Project Staff.

(2) As part of the Termination Assistance Services, at the request of NYPH, Vendor shall (a) develop and submit to NYPH a transition back plan setting forth the respective tasks to be accomplished by each Party in connection with the termination; (b) provide NYPH with detailed specifications (including without limitation the names and model numbers, where applicable) for all Machines which the NYPH Group will require to properly perform the Services and, to the extent applicable, assist the NYPH Group in the installation of any such Machines in connection with the transition; (c) cooperate with the NYPH Group's employees and NYPH Agents in performing such tests of the Systems as are reasonably necessary to ensure that the transition is being effectively accomplished; and (d) provide appropriate training for the individuals who will be assuming responsibility for operation of the Systems following the transition, which training shall be sufficient to allow a reasonable skilled information technology professional, generally familiar with the documentation delivered to the NYPH Group, to properly and effectively operate and maintain the Systems.

(3) During the Termination Assistance Period, Vendor shall not terminate, reassign or otherwise remove any member of the Dedicated Project Staff without providing NYPH 30 days' prior notice (or such lesser notice as may be reasonable under the circumstances) of such termination, reassignment or removal. At NYPH's request at any time during the Termination Assistance Period in respect of each member of the Dedicated Project Staff who had performed work on the NYPH Group account during the previous six months, Vendor shall, to the extent not prohibited by applicable Law, (a) provide NYPH with the resume of, and any other information NYPH may request concerning such member of the Dedicated Project Staff and (b) allow NYPH and its designees to meet with, solicit and hire such member of the Dedicated Project Staff. Vendor shall waive any restrictions or other provisions that may hinder or prevent any such member of the Dedicated Project Staff from being hired by NYPH or its designees pursuant to this Section.

         27.02 EXIT RIGHTS. Upon the later of (1) the expiration or termination of this Agreement and (2) the last day of the Termination Assistance Period (the "END DATE"):

(a)      The rights granted to Vendor and Vendor Agents in SECTION 14.01 and
         SECTION 14.03(1) shall immediately terminate and Vendor shall, and shall cause Vendor Agents to, (i) deliver to NYPH, at no cost to NYPH, a current copy of the NYPH Software, NYPH Tools and NYPH New Intellectual Property in the form in use as of the End Date and (ii) destroy or erase all other copies of the NYPH Software, NYPH Tools and NYPH New Intellectual

         Property in Vendor's or Vendor Agents' possession. Vendor shall, upon NYPH's request, certify to NYPH that all such copies have been destroyed or erased.

(b) Vendor shall deliver to NYPH a copy of the (i) Vendor Software, (ii) Vendor Tools and (iii) Vendor New Intellectual Property, except in each case, the Excluded Vendor Products, in the form in use as of the End Date, and the NYPH Group shall have the rights described in SECTION
         14.02 and SECTION 14.03(2).

(c) Upon NYPH's request, with respect to the Vendor Third Party Software and Vendor Third Party Tools that Vendor has licensed or purchased and is using to provide the Services as of the End Date, except in each case, the Excluded Vendor Products, Vendor shall transfer, assign or sublicense such Vendor Third Party Software and Vendor Third Party Tools to NYPH or its designee, subject to the applicable third party agreements.

(d) Upon NYPH's request, with respect to any agreements for maintenance, disaster recovery services or other third party services or any Vendor Machines not owned by Vendor being used by Vendor or Vendor Agents to provide the Services as of the End Date, Vendor shall, and shall cause Vendor Agents to, transfer or assign such agreements to NYPH or its designee, on terms and conditions acceptable to all applicable parties.

(e) Upon NYPH's request, Vendor shall sell to NYPH or its designee the Vendor Machines being used by Vendor or Vendor Agents to perform the Services as of the End Date, free and clear of all liens, security interests or other encumbrances at the lesser of the fair market value, as shall be determined by an agreed-upon appraisal, and the book value.


ARTICLE 28         INDEMNITIES.

         28.01 INDEMNITY BY NYPH. NYPH shall indemnify Vendor, its Affiliates and Agents from, and defend and hold Vendor harmless from and against, any Losses suffered, incurred or sustained by Vendor or to which Vendor becomes subject, resulting from, arising out of or relating to any claim:

(1) that the NYPH Software infringes upon the proprietary or other rights of any third party (except such infringement as may have been caused by (a) Vendor's or Vendor Agents' misuse or modification thereof or (b) Vendor's or Vendor Agents' use thereof in combination with any product not furnished by NYPH);

(2) relating to the inaccuracy, untruthfulness or breach of any representation or warranty made by NYPH under this Agreement;

(3) relating to NYPH's failure to obtain, maintain or comply with the NYPH Consents or the NYPH Governmental Approvals;

(4) relating to (a) a violation of Law for the protection of persons or members of a protected class or category of persons by NYPH or NYPH Agents, including unlawful discrimination, (b) work-related injury or death caused by NYPH or NYPH Agents, except as may be covered by NYPH's or Vendor's workers' compensation plan, or death caused by NYPH or NYPH Agents, (c) accrued employee benefits not expressly assumed by Vendor,
         (d) any representations, oral or written, made by NYPH or NYPH Agents to the Affected Employees and (e) any other aspect of the Affected Employees' employment relationship with NYPH prior to their Vendor Employment Date or termination of such employment relationship with NYPH (including claims for breach of an express or implied contract of employment);

(5) relating to any amounts, including taxes, interest and penalties, assessed against Vendor which are the obligation of NYPH pursuant to
         ARTICLE 19;

(6) relating to personal injury (including death) or property loss or damage resulting from NYPH's or NYPH Agents' acts or omissions;

(7)      relating to a breach of ARTICLE 21; and

(8)      relating to a breach of any of the covenants in SECTION 23.01.

NYPH shall indemnify Vendor from any costs and expenses incurred in connection with the enforcement of this Section.

         28.02 INDEMNITY BY VENDOR. Vendor shall indemnify the NYPH Group from, and defend and hold the NYPH Group harmless from and against, any Losses suffered, incurred or sustained by the NYPH Group or to which the NYPH Group becomes subject, resulting from, arising out of or relating to any claim:

(1) that the Services, the New Intellectual Property, the Vendor Software, the Vendor Tools, the Vendor Machines, any enhancements or modifications to the NYPH Software performed by Vendor or Vendor Agents or any other resources or items provided to NYPH by Vendor or Vendor Agents infringe upon the proprietary or other rights of any third party (except such infringement as may have been caused by (a) the NYPH Group's or NYPH Agents' misuse or modification thereof or (b) the NYPH Group's or NYPH Agents' use thereof in combination with any product not furnished by Vendor);

(2) relating to any duties or obligations of Vendor or Vendor Agents to a third party or any subcontractor of Vendor;

(3) by a third party arising from services or systems provided to such third party by Vendor or Vendor Agents from a Service Location;

(4) relating to the inaccuracy, untruthfulness or breach of any representation or warranty made by Vendor under this Agreement;

(5) relating to Vendor's failure to obtain, maintain or comply with the Vendor Consents and Vendor Governmental Approvals;

(6) relating to (a) a violation of Law for the protection of persons or members of a protected class or category of persons by Vendor or Vendor Agents, including unlawful discrimination, (b) work-related injury or death caused by Vendor of Vendor Agents, except as may be covered by NYPH's or Vendor's workers' compensation plan, or death caused by Vendor or Vendor Agents, (c) accrued employee benefits not expressly retained by NYPH, (d) any representations, oral or written, made by Vendor or Vendor Agents to the NYPH Group's employees, including the Affected Employees and (e) any other aspect of the Affected Employees' employment relationship with Vendor or the termination of the employment relationship with Vendor (including claims for breach of an express or implied contract of employment);

(7)      relating to Vendor's breach of SECTION 10.03;

(8) relating to any amounts, including taxes, interest and penalties, assessed against the NYPH Group that are the obligation of Vendor pursuant to ARTICLE 19;

(9) relating to personal injury (including death) or property loss or damage resulting from Vendor's or Vendor Agents' acts or omissions;

(10)     relating to a breach of SECTION 15.01 or SECTION 15.03;

(11)     relating to a breach of ARTICLE 21; and

(12)     Relating to a breach of any of the covenants in SECTION 23.02.

Vendor shall indemnify the NYPH Group from any costs and expenses incurred in connection with the enforcement of this Section.

         28.03 INDEMNIFICATION PROCEDURES. If any third party claim is commenced against a party entitled to indemnification under SECTION 28.01 or SECTION 28.02 (the "INDEMNIFIED PARTY"), notice thereof shall be given to the Party that is obligated to provide indemnification (the "INDEMNIFYING PARTY") as promptly as practicable. If, after such notice, the Indemnifying Party shall acknowledge that this Agreement applies with respect to such claim, then the Indemnifying Party shall be entitled, if it so elects, in a notice promptly delivered to the Indemnified Party, but in no event less than 10 days prior to the date on which a response to such claim is due, to immediately take control of the defense and investigation of such claim and to employ and engage attorneys reasonably acceptable to the Indemnified Party to handle and defend the same, at the Indemnifying Party's sole cost and expense. The Indemnified Party shall cooperate, at the cost of the Indemnifying Party, in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such claim and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost and expense, participate, through its attorneys or otherwise, in such investigation, trial and defense of such claim and any appeal arising therefrom. No settlement of a claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party. After notice by the Indemnifying Party to the Indemnified Party of its election to assume full control of the defense of any such claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses incurred thereafter by such Indemnified Party in connection with the defense of that claim. If the Indemnifying Party does not assume full control over the defense of a claim subject to such defense as provided in this Section, the Indemnifying Party may participate in such defense, at its sole cost and expense, and the Indemnified Party shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party.


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


ARTICLE 29         DAMAGES.

         29.01 DIRECT DAMAGES. Each of the Parties shall be liable to the other for any direct damages arising out of or relating to its performance or failure to perform under this Agreement; provided, however, that the liability of a Party to the other Party, whether based on an action or claim in contract, equity, negligence, tort or otherwise, for all events, act and omissions shall not exceed an amount equal to the aggregate amount of Fees paid or payable by NYPH under this Agreement during the 12 months immediately preceding the occurrence of the event, act or omission, provided that if 12 months have not elapsed since the Commencement Date, such total aggregate liability shall not exceed 12 times the average monthly Fees for the elapsed period of the Term.

         29.02 CONSEQUENTIAL DAMAGES. Neither NYPH nor Vendor shall be liable for, nor will the measure of damages include, any indirect, incidental, punitive, special or consequential damages arising out of or relating to its performance or failure to perform under this Agreement.

         29.03 EXCLUSIONS. The limitations or exculpations of liability set forth in SECTION 29.01 and SECTION 29.02 shall not apply to (1) the failure of
(a) NYPH to make payments or (b) Vendor to issue credits (including Performance Credits) or accept deferrals of payments or otherwise make payments due under this Agreement, (2) indemnification claims, as set forth in ARTICLE 28, (3) breaches of ARTICLE 21 or (4) liability resulting from the gross negligence or intentional acts of a Party.

         29.04 GROSS-UP. Any indemnification, damages or other similar payment by Vendor to NYPH pursuant to this Agreement shall include an additional amount so that NYPH does not, directly or indirectly, bear any portion of such payment made by Vendor with respect to such payment on account of NYPH's investment in Vendor.


ARTICLE 30         INSURANCE.

         30.01 VENDOR INSURANCE. During the Term, Vendor shall obtain and maintain at its own expense, and require Vendor Agents to obtain and maintain at their own expense or Vendor's expense, insurance of the type and in the amounts set forth below:

(1) statutory workers' compensation in accordance with all Federal, state and local requirements;

(2) employer's liability insurance in an amount not less than $5,000,000 per occurrence, covering bodily injury by accident or disease, including death;

(3) commercial general liability (including contractual liability insurance) in an amount not less than $2,500,000 per claim;

(4) comprehensive automobile liability covering all vehicles that Vendor owns, hires or leases in an amount not less than $3,000,000 (combined single limit for bodily injury and property damage); and

(5)      business interruption insurance in an amount not less than $5,000,000.


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

         30.02 NYPH INSURANCE. During the Term, NYPH shall obtain and maintain at its own expense insurance of the type and in the amounts set forth below:

(1) employer's liability insurance in an amount not less than $5,000,000 per occurrence, covering bodily injury by accident or disease, including death; and

(2) commercial general liability (including contractual liability insurance) in an amount not less than $2,500,000 per claim.

         30.03 INSURANCE DOCUMENTATION.

(1) To the extent third party insurance is obtained or maintained pursuant to SECTION 30.01, Vendor shall, upon NYPH's request, furnish to NYPH certificates of insurance or other appropriate documentation (including evidence of renewal of insurance) evidencing all coverages referenced in SECTION 30.01 and, if and to the extent applicable, naming the NYPH Group members as additional insureds. Such certificates or other documentation shall include a provision whereby 30 days' notice must be received by NYPH prior to coverage cancellation or material alteration of the coverage by either Vendor or Vendor Agents or the applicable insurer. Such cancellation or material alteration shall not relieve Vendor of its continuing obligation to maintain insurance coverage in accordance with this Article.

(2) To the extent third party insurance is obtained or maintained pursuant to SECTION 30.02, NYPH shall, upon Vendor's request, furnish to Vendor certificates of insurance or other appropriate documentation (including evidence of renewal of insurance) evidencing all coverages referenced in SECTION 30.02 and, if and to the extent applicable, naming the Vendor as an additional insured. Such certificates or other documentation shall include a provision whereby 30 days' notice must be received by Vendor prior to coverage cancellation or material alteration of the coverage by NYPH. Such cancellation or material alteration shall not relieve NYPH of its continuing obligation to maintain insurance coverage in accordance with this Article.

         30.04 RISK OF LOSS. Vendor is responsible for the risk of loss of, or damage to, any property of the NYPH Group at a Vendor Service Location, unless such loss or damage was caused by the acts or omissions of NYPH or a NYPH Agent. NYPH is responsible for the risk of loss of, or damage to, any property of Vendor at a NYPH Service Location, unless such loss or damage was caused by the acts or omissions of Vendor or a Vendor Agent.


ARTICLE 31         MISCELLANEOUS PROVISIONS.

         31.01 ASSIGNMENT.

(1) Neither Party shall, without the consent of the other Party, assign this Agreement or any amounts payable pursuant to this Agreement, except that (a) NYPH may assign this Agreement and any rights or obligations under this Agreement, in whole or in part, to any member of the NYPH Group or another entity or business unit of NYPH or pursuant to a reorganization or Change in Control of NYPH without such consent and (b) Vendor may assign this Agreement and any rights or obligations under this Agreement with the consent


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

         of NYPH to FCG or any Affiliate of Vendor that is a subsidiary of FCG; provided that no such assignment shall relieve the assigning Party of any of its obligations or liabilities hereunder. The consent of a Party to any assignment of this Agreement shall not constitute such Party's consent to further assignment. This Agreement shall be binding on the Parties and their respective successors and permitted assigns. Any assignment in contravention of this subsection shall be void.

(2) In the event that NYPH or any member of the NYPH Group divests an entity or business unit, Vendor shall, for a period of up to two years from the effective date of such divestiture, at NYPH's request, continue to provide the Services to such divested entity or business unit at the applicable Fees then in effect, subject to the third party for whom Vendor will perform the Services agreeing to any applicable terms and conditions as if such third party was receiving services under this Agreement.

         31.02 NOTICES. Except as otherwise specified in this Agreement, all notices, requests, consents, approvals, agreements, authorizations, acknowledgements, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed given when sent by telecopy to the telecopy number specified below or delivered by hand to the address specified below. A copy of any such notice shall also be sent by express air mail on the date such notice is transmitted by telecopy to the address specified below:

                  In the case of NYPH:

                           NewYork-Presbyterian Hospital
                           525 East 68th Street
                           New York, New York  10021
                           Attention: Louis F. Reuter IV
                           Telephone:       (212) 746-1432
                           Telecopy:        (212) 305-0292

                  With a copy to:

                           NewYork-Presbyterian Hospital
                           525 East 68th Street
                           New York, New York  10021
                           Box 88
                           Attn:    Maxine Fass
                           Telephone:       (212) 746-6500
                           Telecopy:        (212) 746-8460


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

                  In the case of Vendor:
                           FCG Management Services, LLC.
                           111 West Ocean Boulevard, 4th Floor
                           Long Beach, CA  90802-5676
                           Attn:  Steven Heck, President
                           Telephone:       (562) 624-5200
                           Telecopy:        (562) 432-1932

                  With a copy to:

                           FCG Management Services, LLC.
                           111 West Ocean Boulevard, 4th Floor
                           Long Beach, CA  90802-5676
                           Attn:  General Counsel
                           Telephone:       (562) 624-5200
                           Telecopy:        (562) 983-9384

Either Party may change its address or telecopy number for notification purposes by giving notice of the new address or telecopy number and the date upon which it will become effective.

         31.03 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the Parties.

         31.04 RELATIONSHIP. The Parties intend to create an independent contractor relationship and nothing contained in this Agreement shall be construed to make either NYPH or Vendor partners, joint venturers, principals, agents (except as expressly set forth in ARTICLE 7) or employees of the other. No officer, director, employee, agent, affiliate or contractor retained by Vendor to perform work on the NYPH Group's behalf under this Agreement shall be deemed to be an employee, agent or contractor of the NYPH Group. Neither Party shall have any right, power or authority, express or implied, to bind the other.

         31.05 CONSENTS, APPROVALS AND REQUESTS. Except as specifically set forth in this Agreement, all consents and approvals to be given by either Party under this Agreement shall not be unreasonably withheld or delayed and each Party shall make only reasonable requests under this Agreement.

         31.06 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to Law, then the remaining provisions of this Agreement, if capable of substantial performance, shall remain in full force and effect.

         31.07 WAIVERS. No delay or omission by either Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be signed by the Party waiving its rights.

         31.08 REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to either Party is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Agreement, or under applicable Law, whether now or hereafter existing.


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

         31.09 ENTIRE AGREEMENT. This Agreement and the Exhibits to this Agreement represent the entire agreement between the Parties with respect to its subject matter, and there are no other representations, understandings or agreements between the Parties relative to such subject matter.

         31.10 AMENDMENTS. No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by, in the case of NYPH, the NYPH Contract Manager, and in the case of the Vendor, the Vendor Account Manager.

         31.11 SURVIVAL. The terms of SECTION 12.06, ARTICLE 14, SECTION 15.01,
SECTION 15.03, ARTICLE 21, ARTICLE 22, ARTICLE 24, ARTICLE 27, ARTICLE 28,
ARTICLE 29, SECTION 31.02, SECTION 31.05, SECTION 31.06, SECTION 31.07, SECTION 31.08, this SECTION 31.11, SECTION 31.12, SECTION 31.13, SECTION 31.14, SECTION 31.15, SECTION 31.16, SECTION 31.18 and SECTION 31.20 shall survive the expiration or termination of this Agreement. In addition, NYPH's obligation to pay to Vendor all Fees accrued but unpaid as of the expiration or termination of this Agreement shall survive such expiration or termination.

         31.12 THIRD PARTY BENEFICIARIES. Each Party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the Parties and the members of the NYPH Group.

         31.13 GOVERNING LAW. This Agreement and the rights and obligations of the Parties under this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles thereof relating to the conflicts of Laws.

         31.14 SOLE AND EXCLUSIVE VENUE. Each Party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Agreement must be brought solely and exclusively in the United States District Court for the Southern District of New York or in the state courts of the State of New York and irrevocably accepts and submits to the sole and exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other Party; provided, however, that this Section shall not prevent a Party against whom any legal action, suit or proceeding is brought by the other Party in the state courts of the State of New York from seeking to remove such legal action, suit or proceeding, pursuant to applicable Federal Law, to the district court of the United States for the district and division embracing the place where the action is pending in the state courts of the State of New York, and in the event an action is so removed each Party irrevocably accepts and submits to the jurisdiction of the aforesaid district court. Each Party hereto further irrevocably consents to the service of process from any of the aforesaid courts by mailing copies thereof by registered or certified mail, postage prepaid, to such Party at its address designated pursuant to this Agreement, with such service of process to become effective 30 days after such mailing.

         31.15 COVENANT OF FURTHER ASSURANCES. NYPH and Vendor covenant and agree that, subsequent to the execution and delivery of this Agreement and, without any additional consideration, each of NYPH and Vendor shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

         31.16 NEGOTIATED TERMS. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

         31.17 EXPORT. NYPH and Vendor shall not knowingly export or re-export any personal computer system, part, technical data or sub-elements under this Agreement, directly or indirectly, to any destinations prohibited by the United States Government. The term "technical data" in this context, means such data as is defined as technical data by applicable United States export regulations.

         31.18 NON-SOLICITATION. Except as contemplated by ARTICLE 11, during the Term and the Termination Assistance Period, Vendor shall not solicit any individual while that individual is an employee of the NYPH Group.

         31.19 CONFLICT OF INTEREST. Vendor shall not pay any salaries, commissions, fees or make any payments or rebates to any employee of the NYPH Group, or to any designee of such employee, or favor any employee of the NYPH Group, or any designee of such employee, with gifts or entertainment of significant cost or value or with services or goods sold at less than full market value. Vendor agrees that its obligation to the NYPH Group under this Section shall also be binding upon Vendor Agents. Vendor further agrees to insert the provisions of this Section in each contract with a Vendor Agent.

         31.20 PUBLICITY. Each Party shall (1) submit to the other all advertising, written sales promotions, press releases and other publicity matters relating to this Agreement in which the other Party's name or mark is mentioned or which contains language from which the connection of said name or mark may be inferred or implied and (2) not publish or use such advertising, sales promotions, press releases or publicity matters without the other Party's consent. Notwithstanding the foregoing, either Party may make any announcement or disclosure required by Law, subject to providing as much prior notice to the other Party as is reasonably practicable, and either Party may repeat or republish any information regarding this Agreement previously approved for release by the other Party or already in the public domain.


ARTICLE 32         GUARANTY AND SECONDMENT AGREEMENT.

         As a condition to the effectiveness of this Agreement, prior to the Commencement Date, FCG shall have executed and delivered to NYPH a guaranty in the form of EXHIBIT 23 and the Parties shall have executed and delivered a Secondment Agreement in the form of EXHIBIT 26.

                                *    *    *    *

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


                  IN WITNESS WHEREOF, each of NYPH and Vendor has caused this Agreement to be signed and delivered by its duly authorized representative.



                              NEW YORK AND PRESBYTERIAN HOSPITAL


                              By: /s/ Louis F. Reuter IV
                                 -----------------------------
                                 Name:  Louis F. Reuter IV
                                 Title:  Executive Vice President



                              FCG MANAGEMENT SERVICES, LLC


                              By: /s/ Luther J. Nussbaum
                                --------------------------------
                                 Name:  Luther J. Nussbaum
                                 Title:  Chief Executive Officer



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